UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2006

SES SOLAR INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-49891

(Commission File Number)

33-0860242

(IRS Employer Identification No.)

129 Route de Saint-Julien, Plan-les-Ouates, Geneva Switzerland

(Address of principal executive offices and Zip Code)

+41 22 884 14 84

Registrant's telephone number, including area code

SES Solar Energy Sources Inc.

#1400-1500 West Georgia Street, Vancouver, British Columbia V6G 2Z6

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" commencing on page 3 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report and unless otherwise indicated, the terms "we", "us" and "our" refer to SES Solar Inc. Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

On August 31, 2006, we entered into a share exchange agreement with Société d'Energie Solaire S.A., a private Swiss corporation and the former shareholders of Société d'Energie Solaire. The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common stock of Société d'Energie Solaire occurred on September 27, 2006. The closing of the share exchange agreement triggered the requirement to disclose numerous events in accordance with the item numbers required under Form 8-K. The main description of the completion of the share exchange agreement is disclosed under Item 2.01 "Completion of Acquisition or Disposition of Assets."

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In connection with the closing of the share exchange agreement, we entered into a finder's fee agreement dated August 31, 2006 with Standard Atlantic (Suisse) S.A. Pursuant to the terms of the finder's agreement, we paid a finder's fee of $228,000 in consideration for the services as set out in the finder's agreement. A copy of the finder's agreement is attached to this current report as Exhibit 10.11.

In addition to the finder's fee of $228,000, we paid Standard Atlantic an aggregate cash payment of $480,000 at closing, which payment is based upon a $20,000 monthly fee for a two year period, in consideration for investor services to be provided by Standard Atlantic.

In connection with the closing of the share exchange agreement, we entered into an escrow agreement dated September 15, 2006, with Christiane Erné, Jean-Christophe Hadorn, Claudia Rey, Service Cantonal De L’Energie and Clark Wilson LLP. Pursuant to the terms of the escrow agreement, we agreed to appoint Clark Wilson LLP as escrow agent to accept, hold and deliver 10,000,000 shares of common stock in the capital of our company, issuable to Christiane Erné, Jean-Christophe Hadorn and Claudia Rey pursuant to the share exchange agreement, in order to secure the repayment of a loan made by Service Cantonal De L’Energie to Société d’Energie Solaire S.A., all of the issued and outstanding capital stock of which was held by Christiane Erné, Jean-Christophe Hadorn and Claudia Rey. The 10,000,000 shares of common stock are to be delivered from escrow by the escrow agent as follows:

(a) upon repayment of the loan to Service Cantonal De L’Energie by Christiane Erné, Jean-Christophe Hadorn and Claudia Rey:

(i) if within two years from the closing of the share exchange agreement, to the escrow agent under the long term escrow agreement (as discussed below), or

(ii) if after two years from the closing of the share exchange agreement, to Christiane Erné, Jean-Christophe Hadorn and Claudia Rey; or

(b) upon default of the loan, to Service Cantonal De L’Energie,

as more particularly described in the escrow agreement. A copy of the escrow agreement is attached to this current report as Exhibit 10.12.

In connection with the closing of the share exchange agreement, we entered into a credit line escrow agreement dated September 1, 2006, with Christiane Erné, Jean-Christophe Hadorn, Claudia Rey and Clark Wilson LLP. Pursuant to the terms of the credit line escrow agreement, we agreed to appoint Clark Wilson LLP as escrow agent to accept, hold and deliver 24,143,410 shares of common stock of our company issuable to Christiane Erné, Jean-Christophe Hadorn and Claudia Rey pursuant to the share exchange agreement. The 24,143,410 shares of common stock are to be delivered from escrow by the escrow agent as follows:

(a) into subsequent escrow in accordance with the terms of the long term escrow agreement (as described below) if our company closes a financing of at least CHF12,000,000 on or before October 31, 2006; or

(b) to our company for immediate cancellation if we do not close a financing of at least CHF12,000,000 on or before October 31, 2006,

as more particularly described in the credit line escrow agreement. A copy of the credit line escrow agreement is attached to this current report as Exhibit 10.13.

In connection with the closing of the share exchange agreement, we entered into a long term escrow agreement dated September 1, 2006, with Christiane Erné, Jean-Christophe Hadorn, Claudia Rey and Clark Wilson LLP. Pursuant to the terms of the long term escrow agreement, we agreed to appoint Clark Wilson LLP as escrow agent to accept, hold and deliver:

(a) 24,143,410 shares of common stock of our company issuable to Christiane Erné, Jean-Christophe Hadorn, Claudia Rey pursuant to the share exchange agreement; and

(b) 24,143,410 shares of common stock of our company issuable to Christiane Erné, Jean-Christophe Hadorn, Claudia Rey pursuant to the share exchange agreement which are released but not cancelled from escrow pursuant to the terms of the credit line escrow agreement.

The shares of common stock of our company held in escrow pursuant to the terms of the long term escrow agreement are to be delivered from escrow by the escrow agent to Christiane Erné, Jean-Christophe Hadorn and Claudia Rey on the second anniversary of the closing of the share exchange agreement, as more particularly described in the long term escrow agreement. A copy of the long term escrow agreement is attached to this current report as Exhibit 10.14.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

SHARE EXCHANGE WITH SES SOCIÉTÉ D'ENERGIE SOLAIRE S.A.

On August 31, 2006, we entered into a share exchange agreement with Société d'Energie Solaire S.A., a private Swiss corporation and the former shareholders of Société d'Energie Solaire. The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common stock of Société d'Energie Solaire occurred on September 27, 2006. In accordance with the closing of the share exchange agreement, we issued 48,286,817 common shares to the former shareholders of Société d'Energie Solaire in exchange for the acquisition, by our company, of all of the 39,500 issued and outstanding common shares of Société d'Energie Solaire on the basis of 1,222.451 common shares of our company for every one common share of Société d'Energie Solaire.

Our company had 68,981,167 common shares issued and outstanding as of September 27, 2006 as a result of the issuance of 48,286,817 common shares in connection with the closing of the share exchange agreement. As of the closing date, the former shareholders of Société d'Energie Solaire held approximately 70% of the issued and outstanding common shares of our company. The issuance of the 48,286,817 common shares to the former shareholders of Société d'Energie Solaire is deemed to be a reverse acquisition for accounting purposes. Société d'Energie Solaire, the acquired entity, is regarded as the predecessor entity as of September 27, 2006. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports based on the December 31 fiscal year end of Société d'Energie Solaire. Such financial statements will depict the operating results of Société d'Energie Solaire, including the acquisition of our company, from September 27, 2006.

RISK FACTORS

In addition to other information in this current report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

We have had negative cash flows from operations since inception. We will require significant additional financing, the availability of which cannot be assured, and if our company is unable to obtain such financing, our business may fail.

To date, we have had negative cash flows from operations and have depended on sales of our equity securities and debt financing to meet our cash requirements. Our ability to develop and, if warranted, commercialize our technologies, will be dependent upon our ability to raise significant additional financing. If we are unable to obtain such financing, we will not be able to fully develop our business. Specifically, we will need to raise additional funds to:

-	support our planned growth and carry out our business plan;
-	continue scientific progress in our research and development programs;
-	protect our intellectual property;
-	hire top quality personnel for all areas of our business
-	address competing technological and market developments;
-	establish additional collaborative relationships; and
-	market and develop our technologies.

We may not be able to obtain additional equity or debt financing on acceptable terms as required. Even if financing is available, it may not be available on terms that are favorable to us or in sufficient amounts to satisfy our requirements. If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions, withstand adverse operating results and compete effectively. More importantly, if we are unable to raise further financing when required, we may be forced to scale down our operations and our ability to generate revenues may be negatively affected.

We have a history of losses and nominal operating results, which raise substantial doubt about our ability to continue as a going concern.

Since inception, we have incurred aggregate net losses of $1,355,521 from operations. We can offer no assurance that we will operate profitably or that we will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the level of competition and general economic conditions.

Our company's operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. No assurance can be given that we may be able to operate on a profitable basis.

Due to the nature of our business and the early stage of our development, our securities must be considered highly speculative. We are engaged in the business of engineering and producing high-performance photovoltaic solar modules for generating electricity, and producing turnkey sales of building-integrated systems and photovoltaic solar power plants. We have not realized a profit from our operations to date and there is little likelihood that we will realize any profits in the short or medium term. Any profitability in the future from our business will be dependent upon the successful commercialization or licensing of our core technology, which itself is subject to numerous risk factors as set forth herein.

We expect to continue to incur development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flows until our technology gains market acceptance sufficient to generate a sustainable level of income from the commercialization or licensing of our technology. Our history of losses and nominal operating results raise substantial doubt about our ability to continue as a going concern, as described in the explanatory paragraph in our independent registered public accounting firm's report dated July 17, 2006.

There is a shortage of semi-conductor grade silicon, and the photovoltaic cells made from this material, upon which our products depend, may limit our revenue growth.

Silicon is an essential raw material in the production of our photovoltaic cells. There is currently an industry-wide shortage of silicon ingots, which has resulted in significant price increases. Increases in silicon prices may impact our manufacturing costs in the future. As demand for photovoltaic cells has increased, a number of manufacturers have announced plans to add additional capacity. As this manufacturing capacity becomes operational, it will increase the demand for silicon and further exacerbate the current shortage. Polysilicon is also used in the semiconductor industry generally, and any increase in demand from that sector will compound the shortage. The production of silicon is capital intensive and adding additional capacity requires significant lead time. We do not believe that the supply imbalance will be remedied in the near term, and we expect that silicon demand will continue to outstrip supply for the foreseeable future.

We depend upon a limited number of third party suppliers for raw materials, and any disruption from such suppliers could prevent us from delivering our products to our customers within required timeframes, which could result in order cancellations and a decline in sales.

We manufacture our products using materials and components procured from a limited number of third-party suppliers. We currently purchase the specific photovoltaic cells we need for our proprietary technology from a small number of suppliers. If we fail to maintain our relationships with these suppliers, or to secure additional supply sources from other cell suppliers, we may be unable to manufacture our products or our products may be available only at a higher cost or after a long delay. Any of these factors could prevent us from delivering our products to our customers within required timeframes, and we may experience order cancellations which would adversely affect our business operations. To the extent the processes that our suppliers use to manufacture materials and components are proprietary, we may be unable to obtain comparable materials and components from alternative suppliers. Our failure to obtain raw materials and components that meet our quality, quantity, technological and cost requirements in a timely manner could interrupt or impair our ability to manufacture our solar modules or increase our manufacturing cost. Most of our key raw materials are either sole-sourced or sourced by a limited number of third-party suppliers. As a result, the failure of any of our suppliers to perform could disrupt our supply chain and impair our operations. In addition, many of our suppliers are small companies that may be unable to supply our increasing demand for raw materials as we implement our planned rapid expansion. We may be unable to identify new suppliers or qualify their products for use on our production lines in a timely manner and on commercially reasonable terms. Raw materials from new suppliers may also be less suited for our technology and yield solar modules with lower conversion efficiencies than solar modules manufactured with the raw materials from our current suppliers.

Technological changes in the solar power industry could render our products uncompetitive or obsolete, which could prevent us from achieving market share and sales.

Our failure to refine our technology and to develop and introduce new products could cause our products to become uncompetitive or obsolete, which could prevent us from achieving market share and sales. The solar power industry is rapidly evolving and highly competitive. We will need to invest significant financial resources in research and development to keep pace with technological advances in the solar power industry and to compete in the future and we may be unable to secure such financing. We believe that a variety of competing solar power technologies may be under development by other companies that could result in lower manufacturing costs or higher product performance than those expected for our products. Our development efforts may be rendered obsolete by the technological advances of others, and other technologies may prove more advantageous for the commercialization of solar power products.

Furthermore, research and development activities are inherently uncertain, and we could encounter practical difficulties in commercializing our research results. Our significant expenditures on research and development may not produce corresponding benefits. Other companies are developing a variety of competing photovoltaic technologies, including new thin film techniques, quantum dots, dye sensitive, copper indium gallium diselenide, cadmium based solutions, organic processes and thin film amorphous silicon, that could produce solar modules that prove more cost-effective or have better performance than our current solar modules. As a result, our solar modules may be rendered obsolete by the technological advances of others, which could reduce our net sales and market share.

In an attempt to decrease photovoltaic costs, polysilicon cell makers are searching for thinner cells. Our processes may not be compatible with fragile thin cells that are about to reach market and may require additional research and development efforts and, possibly, changes in our production lines.

The reduction or elimination of government subsidies and economic incentives for on-grid solar electricity applications could reduce demand for our solar modules, lead to a reduction in our net sales and harm our operating results.

The reduction, elimination or expiration of government subsidies and economic incentives for on-grid solar electricity may result in the diminished competitiveness of solar energy relative to conventional and non-solar renewable sources of energy, and could materially and adversely affect the growth of the solar energy industry and our net sales. We believe that the near-term growth of the market for on-grid applications, where solar energy is used to supplement the electricity a consumer purchases from the utility network, depends significantly on the availability and size of government and economic incentives. Currently, the cost of solar electricity substantially exceeds the retail price of electricity in every significant market in the world. As a result, federal, state and local governmental bodies in many countries, most notably Germany, Italy, Spain, France, South Korea, Japan and the United States, have provided subsidies in the form of feed-in tariffs, rebates, tax write-offs and other incentives to end-users, distributors, systems integrators and manufacturers of photovoltaic products. For example, Germany, a major market for our new products, has been a strong supporter of photovoltaic products and systems, and political changes in Germany could result in significant reductions or the elimination of incentives. Many of these government incentives expire, phase out over time, exhaust the allocated funding or require renewal by the applicable authority. Furthermore, German subsidies decline at a rate of 5.0% to 6.5% per year (based on the type and size of the photovoltaic system) and discussions are currently underway about modifying the German Renewable Energy Law, or the EEG. If the German government reduces or eliminates the subsidies under the EEG, demand for photovoltaic products could decline in Germany. In addition, the Emerging Renewables Program in California has finite funds that may not last through the current program period. California subsidies declined from $2.80 to $2.50 per Watt in March 2006, and will continue to decline as cumulative installations exceed stated thresholds. Net metering policies in California, which currently only require each utility to provide net metering up to 0.5% of its peak demand, could also limit the amount of solar power installed within California. For example, PG&E, California’s largest utility, is projected to reach its 0.5% cap within the next few months and will not be required to provide new end-users with net metering unless California raises the net metering cap.

France, after a long period of hesitation, has since July 26, 2006 entered into a new subsidy scheme for photovoltaic installations. Integrated installations will get a higher value than non-integrated photovoltaic projects. But the administrative procedure for any applicant is long and complex, and subject to regulatory rule changes. This may negatively impact French consumer confidence in photovoltaic installations.

In addition, if any of these statutes or regulations is found to be unconstitutional, or is reduced or discontinued for other reasons, sales of our solar modules in these countries could decline significantly, which could have a material adverse effect on our business and results of operations. For example, the predecessor to the German EEG was challenged in Germany on constitutional grounds and in the European Court of Justice as impermissible state aid. Although the German Federal High Court of Justice dismissed these constitutional concerns and the European Court of Justice held that the purchase requirement at minimum feed-in tariffs did not constitute impermissible state aid, new proceedings challenging the Renewable Energies Act or comparable minimum price regulations in other countries in which we currently operate or intend to operate may be initiated.

Electric utility companies could also lobby for a change in the relevant legislation in their markets to protect their revenue streams. The reduction or elimination of government subsidies and economic incentives for on-grid solar energy applications, especially those in our target markets, could cause our net sales to decline and materially and adversely affect our business, financial condition and results of operations.

The market for electricity generation products is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as policies promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies are being modified and may be modified again in the future. These regulations and policies could deter end-user purchases of photovoltaic products and investment in the research and development of photovoltaic technology. For example, without a mandated regulatory exception for photovoltaic systems, utility customers are often charged interconnection or standby fees for putting distributed power generation on the electric utility grid. These fees could increase the cost to our end-users of using photovoltaic systems and make them less desirable, thereby harming our business, prospects, results of operations and financial condition. In addition, electricity generated by photovoltaic systems mostly competes with expensive peak hour electricity, rather than the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as flat rate pricing, would require photovoltaic systems to achieve lower prices in order to compete with the price of electricity.

We anticipate that our solar modules and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. It is difficult to track the requirements of individual jurisdictions and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar modules may result in significant additional expenses to us, our resellers and their customers and, as a result, could cause a significant reduction in demand for our solar modules.

Problems with product quality or product performance may cause us to incur warranty expenses and prevent us from achieving sales and market share, particularly if we introduce new technologies.

As is consistent with standard practice in our industry, the duration of our product warranties is lengthy relative to expected product life. Our current roofing tile product warranty is for a 20-year period. Due to the long warranty period, we bear the risk of extensive warranty claims long after we have shipped product and recognized revenues. Our products have not been installed long enough to allow us to evaluate their performance over a 20-year period.

If photovoltaic technology is not suitable for widespread adoption, or if sufficient demand for solar modules does not develop or takes longer to develop than we anticipate, our net sales may flatten or decline, and we may be unable to achieve and then sustain profitability.

The solar energy market is at a relatively early stage of development, and the extent to which solar modules will be widely adopted is uncertain. If photovoltaic technology proves unsuitable for widespread adoption or if demand for solar modules fails to develop sufficiently, we may be unable to grow our business or generate sufficient net sales to achieve and then sustain profitability. In addition, demand for solar modules in our targeted markets, including Germany, France, the United States and Spain, may not develop or may develop to a lesser extent than we anticipate. Many factors may affect the viability or widespread adoption of photovoltaic technology and demand for solar modules, including the following:

-	cost-effectiveness of solar modules compared to conventional and other non-solar renewable energy sources and products;
-	performance and reliability of solar modules and thin film technology compared to conventional and other non-solar renewable energy sources and products;
-	availability and substance of government subsidies and incentives to support the development of the solar energy industry;
-	success of other renewable energy generation technologies, such as hydroelectric, wind, geothermal, solar thermal, concentrated photovoltaic and biomass;
-

fluctuations in economic and market conditions that affect the viability of conventional and non-solar renewable energy sources, such as increases or decreases in the prices of oil and other fossil fuels;

-	fluctuations in capital expenditures by end-users of solar modules, which tend to decrease when the economy slows and interest rates increase; and
-	deregulation of the electric power industry and the broader energy industry.

Certain of our manufacturing equipment is customized and sole-sourced and, if our manufacturing equipment fails, we could experience production disruptions and be unable to satisfy our contractual requirements.

Certain of our manufacturing equipment is customized to our production line based on designs or specifications we provide the equipment manufacturer. Following construction, each piece of equipment is qualified to ensure it meets our production standards. As a result, such equipment is not readily available from multiple vendors and would be difficult to repair or replace if it were to become damaged or stop working. If any piece of equipment fails, production along the entire line could be interrupted and we could be unable to satisfy our contractual requirements.

We currently depend on a small number of customers for substantially all of our net sales and the loss of, or a significant reduction in orders from, any of these customers could significantly reduce our net sales and harm our operating results.

We currently sell substantially all of our products and services to a few customers headquartered in Switzerland. In our fiscal year ended December 31, 2005, sales to our largest customer accounted for approximately 80% of our total net sales. The loss of any of our customers or their default in payment could significantly reduce our revenues and harm our operating results. Our customer relationships have been developed over a relatively short period of time, and we cannot guarantee that we will have good relations with our customers in the future. Several of our competitors have more established relationships with our customers and may gain a larger share of our customers' business over time.

Currency translation and transaction risk may negatively affect our net sales, cost of sales and gross margins, and could result in exchange losses.

Although our reporting currency is the United States dollar, we conduct our business and incur costs in the local currency of most countries in which we operate. As a result, we are subject to currency translation risk. For example, 100% of our net sales were outside the United States and denominated in Swiss Francs (CHF) in the fiscal year ended December 31, 2005, and we expect a large percentage of our net sales to be outside the United States and denominated in foreign currencies in the future. Changes in exchange rates between foreign currencies and the United States dollar could affect our net sales and cost of sales figures, and could result in exchange losses. In addition, we incur currency transaction risk whenever we enter into either a purchase or a sales transaction using a different currency from our reporting currency. For example, some of our contracts specify fixed pricing in Euros or CHF and do not adjust for changes in the United States dollar to Euro or CHF exchange rate. We cannot accurately predict the impact of future exchange rate fluctuations on our results of operations. Currently, we do not engage in any exchange rate hedging activities and, as a result, any volatility in currency exchange rates may have an immediate adverse effect on our financial condition and results of operations.

We face intense competition from manufacturers of crystalline silicon solar modules, thin film solar modules and solar thermal and concentrated photovoltaic systems.

The solar energy and renewable energy industries are both highly competitive and continually evolving as participants strive to distinguish themselves within their markets and compete with the larger electric power industry. We believe that our main sources of competition are crystalline silicon solar module manufacturers, other thin film solar module manufacturers and companies developing solar thermal and concentrated photovoltaic technologies.

At the end of 2005, the global photovoltaic industry consisted of more than 100 manufacturers of photovoltaic cells and solar modules. Within the photovoltaic industry, we face competition from crystalline silicon photovoltaic cell and solar module manufacturers, including BP Solar, Evergreen Solar, Kyocera, Motech, Q-Cells, Renewable Energy Corporation, Sanyo, Schott Solar, Sharp, Mitsubishi, SolarWorld, GE Energy, Sunpower, Photowatt, Isofoton and Suntech. We also face competition from thin film solar module manufacturers, including Antec, Alwitra, UNI-Solar, Kaneka, Mitsubishi Heavy Industries, Shell Solar, United Solar and several crystalline silicon manufacturers who are developing thin film technologies. We may also face competition from semiconductor manufacturers and semiconductor equipment manufacturers, or their customers, several of which have already announced their intention to start production of photovoltaic cells, solar modules or turnkey production lines. In addition to manufacturers of photovoltaic cells and solar modules, we face competition from companies developing solar thermal and concentrated photovoltaic technologies.

Some cell manufacturers which were traditionally our suppliers are integrating down the manufacturing chain and are entering into module manufacturing, which is our core business. This could negatively affect our ability to source cells form these manufacturers and increase competition in our industry.

Many of our existing and potential competitors have substantially greater financial, technical, manufacturing and other resources than we do. Our competitors’ greater size in some cases provides them with a competitive advantage because they can realize economies of scale and purchase certain raw materials at lower prices. Many of our competitors also have greater brand name recognition, more established distribution networks and larger customer bases. In addition, many of our competitors have well-established relationships with our current and potential distributors and have extensive knowledge of our target markets. As a result of their greater size, some of our competitors may be able to devote more resources to the research, development, promotion and sale of their products or respond more quickly to evolving industry standards and changes in market conditions than we can. In addition, a significant increase in the supply of silicon feedstock or a significant reduction in the manufacturing cost of crystalline silicon solar modules could lead to pricing pressures for solar modules. Our failure to adapt to changing market conditions and to compete successfully with existing or new competitors may materially and adversely affect our financial condition and results of operations.

Our substantial international operations subject us to a number of risks, including unfavorable political, regulatory, labor and tax conditions in foreign countries.

We have significant marketing and distribution operations outside the United States and expect to continue to have significant manufacturing operations outside the United States in the near future. In the fiscal year ended December 31, 2005, 100% of our net sales were generated from customers headquartered in Europe. In the future, we expect to make sales worldwide and, as a result, we will be subject to the legal, political, social and regulatory requirements and economic conditions of many jurisdictions. Risks inherent to international operations, include, but are not limited to, the following:

-	difficulty in enforcing agreements in foreign legal systems;
-

foreign countries may impose additional withholding taxes or otherwise tax our foreign income, impose tariffs or adopt other restrictions on foreign trade and investment, including currency exchange controls;

-

fluctuations in exchange rates may affect product demand and may adversely affect our profitability in United States dollars to the extent the price of our solar modules and cost of raw materials and labor is denominated in a foreign currency;

-	inability to obtain, maintain or enforce intellectual property rights;
-	changes in general economic and political conditions in the countries in which we operate;
-	unexpected adverse changes in foreign laws or regulatory requirements, including those with respect to environmental protection, export duties and quotas;
-	difficulty with staffing and managing widespread operations;
-	trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of our solar modules and make us less competitive in some countries; and
-	difficulty of and costs relating to compliance with the different commercial and legal requirements of the overseas markets in which we offer and sell our solar modules.

Our business in foreign markets requires us to respond to rapid changes in market conditions in these countries. Our overall success as a global business depends, in part, on our ability to succeed in differing legal, regulatory, economic, social and political conditions. We may not be able to develop and implement policies and strategies that will be effective in each location where we do business. In addition, each of the foregoing risks is likely to take on increased significance as we implement our plans to expand our foreign manufacturing operations.

Our inability to complete our product development activities may severely limit our ability to operate and finance operations.

Commercialization of our core technology will require significant additional research and development. We may not be able to complete the development of our core technology, or successfully market our technology in a timely and cost effective manner. We, and any of our potential collaborators, may encounter problems and delays relating to research and development, regulatory approval and intellectual property rights relating to our technology. Any delays in the commercialization could potentially adversely affect our financial condition.

We may lose our competitiveness if we are not able to protect our proprietary technology and intellectual property rights against infringement, and any related litigation may be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary technology. If any of our competitors copy or otherwise gain access to our proprietary technology or develop similar technologies independently, we may not be able to compete as effectively. The measures we have implemented to protect our proprietary technology and other intellectual property rights are currently based upon a combination of provisional patent applications and trade secrets. These measures, however, may not be adequate to prevent the unauthorized use of our proprietary technology and our other intellectual property rights. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, may result in substantial costs and a diversion of our company's resources. In addition, notwithstanding our rights to our intellectual property, other persons may bring claims against us alleging that we have infringed on their intellectual property rights or claims that our intellectual property rights are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our business or require us to make changes to our technology.

We have not generated any revenues from operations using our new proprietary technology and if we are unable to develop market share and generate significant revenues from the commercialization or licensing of our technology, our business may fail.

We operate in a highly competitive industry and our failure to compete effectively and generate income through the commercialization or licensing of our technology may adversely affect our ability to generate revenue. The business of engineering and producing high-performance photovoltaic modules for generating electricity is highly competitive and subject to frequent technological innovation with improved price and/or performance characteristics. There can be no assurance that our new or existing technologies will gain market acceptance. Management is aware of similar technologies which our technology, will compete directly against. Many of our competitors have greater financial, technical, sales and marketing resources, better name recognition and a larger customer base than ours. In addition, many of our large competitors may offer customers a broader or superior range of services and technologies. Some of our competitors may conduct more extensive promotional activities and offer lower commercialization and licensing costs to customers than we do, which could allow them to gain greater market share or prevent us from establishing and increasing our market share. Increased competition in the alternative energy industry may result in significant price competition, reduced profit margins or loss of market share, any of which may have a material adverse effect on our ability to generate revenues and successfully operate our business. Our competitors may develop technologies superior to those that our company is currently developing. In the future, we may need to decrease our prices if our competitors lower their prices. Our competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. Such competition will potentially affect our chances of achieving profitability, and ultimately affect our ability to continue as a going concern.

If we fail to effectively manage the growth of our company and the commercialization or licensing of our technology, our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with the development of our technology and the expansion of our marketing and commercialization efforts, we expect to experience significant growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We anticipate that we will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a material adverse effect on our business and financial condition.

Our ability to hire and retain key personnel will be an important factor in the success of our business and a failure to hire and retain key personnel may result in our inability to manage and implement our business plan.

We are highly dependent upon our management personnel such as Jean-Christophe Hadorn, our Chief Executive Officer, and Sandrine Crisafulli, our Chief Financial Officer and Chief Operating Officer, because of their experience developing photovoltaic modules for generating electricity. The loss of the services of one or more of these individuals may impair management's ability to operate our company. We have not purchased key man insurance on any of these individuals, which insurance would provide us with insurance proceeds in the event of their death. Without key man insurance, we may not have the financial resources to develop or maintain our business until we could replace such individual or to replace any business lost by his or her death. The competition for qualified personnel in the markets in which we operate is intense. In addition, in order to manage growth effectively, we must implement management systems and recruit and train new employees. We may not be able to attract and retain the necessary qualified personnel. If we are unable to retain or to hire qualified personnel as required, we may not be able to adequately manage and implement our business plan.

All of our assets and a majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Although we are organized under the laws of the State of Delaware, United States, our principal business office is located in Plan-les-Ouates, Switzerland. Outside the United States, it may be difficult for investors to enforce judgements against us that are obtained in the United States in any action, including actions predicated upon civil liability provisions of federal securities laws. In addition, the majority of our directors and officers reside outside the United States, and nearly all of the assets of these persons and our assets are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against us or such persons judgements predicated upon the liability provisions of United States securities laws. There is substantial doubt as to the enforceability against us or any of our directors and officers located outside the United States in original actions or in actions of enforcement of judgments of United States courts or liabilities predicated on the civil liability provisions of United States federal securities laws. In addition, as the majority of our assets are located outside of the United States, it may be difficult to enforce United States bankruptcy proceedings against us. Under bankruptcy laws in the United States, courts typically have jurisdiction over a debtor's property, wherever it is located, including property situated in other countries. Courts outside of the United States may not recognize the United States bankruptcy court's jurisdiction. Accordingly, you may have trouble administering a United States bankruptcy case involving a Delaware company as debtor with most of its property located outside the United States. Any orders or judgements of a bankruptcy court obtained by you in the United States may not be enforceable.

RISKS RELATED TO OUR COMMON STOCK

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because a significant portion of our operations have been and will be financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. If our stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, may have a material adverse effect on the market price of our common stock.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock with a par value of $0.001. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Trading of our stock may be restricted by the Securities Exchange Commission's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the National Association of Securities Dealers (NASD) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

Our common stock currently trades on a limited basis on the OTC Bulletin Board. Trading of our stock through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in the stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

DESCRIPTION OF BUSINESS

CORPORATE HISTORY

We were incorporated in Nevada on February 3, 1999. Effective March 31, 2004, we changed our state of domicile from the State of Nevada to the State of Delaware. Our change of domicile was effected through the merger of our company, a Nevada corporation, with and into The Electric Network.com, Inc., a Delaware corporation that was formed specifically for this purpose and which, prior to the merger, was a wholly-owned subsidiary of our company.

Effective June 19, 2006, we changed our name from "The Electric Network.com, Inc." to "Solar Energy Sources Inc." as a result of a merger with Solar Energy Sources Inc., a wholly-owned subsidiary that was incorporated solely to effect the name change. Additionally, we changed our name again on August 10, 2006, from “Solar Energy Sources Inc.” to “SES Solar Inc.” as a result of a merger with SES Solar Inc., a wholly-owned subsidiary that was incorporated solely to effect the name change. We effected the name change in contemplation of entering the share exchange agreement with Société d'Energie Solaire and the shareholders thereof.

Following our incorporation, we commenced the business of operating an internet based auction website over which users advertised and bought and sold goods and services for a fee. Following several difficulties that our company faced in the execution of our business plan, including the inability to source adequate financing, we decided to change the composition of our management and board of directors and appoint more qualified persons to execute our business plan and create shareholder value. On November 8, 2005, we entered into a share purchase agreement with Brad W. Rudover, our former President and director, and Dr. John Veltheer, whereby Mr. Rudover transferred all 4,500,000 common shares held in the capital of our company to Dr. Veltheer. Additionally, Mr. Rudover tendered his resignation as President and director of our company. Following Mr. Rudover's resignation, Dr. Veltheer was appointed as President and director of our company. Dr. Veltheer also loaned an aggregate of $30,000 to our company in November 2005 pursuant to an unsecured promissory note that is payable upon demand and matures in November 2006.

We were not successful in implementing our business plan as an internet based auction website. As management of our company investigated opportunities and challenges in the business of being an internet based auction website company, management realized that the business did not present the best opportunity for our company to realize value for our shareholders. Accordingly, we abandoned our previous business plan and focussed on the identification of suitable businesses with which to enter into a business opportunity or business combination.

We entered into a share exchange agreement dated August 31, 2006 with Société d'Energie Solaire and the shareholders of Société d'Energie Solaire. The share exchange agreement contemplated our company acquiring all of the issued and outstanding common shares of Société d'Energie Solaire in exchange for the issuance by our company of 48,286,817 common shares. The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding shares of Société d'Energie Solaire occurred on September 27, 2006. As at the closing date, the former shareholders of Société d'Energie Solaire held approximately 70% of the issued and outstanding common shares of our company. The acquisition of Société d'Energie Solaire is deemed to be a reverse acquisition for accounting purposes. Société d'Energie Solaire, the acquired entity, is regarded as the predecessor entity as of September 27, 2006. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports based on the December 31 fiscal year end of Société d'Energie Solaire. Such financial statements will depict the operating results of Société d'Energie Solaire, including the acquisition of our company, from September 27, 2006.

BUSINESS SUBSEQUENT TO THE ACQUISITION OF SOCIÉTÉ D'ENERGIE SOLAIRE

Business Summary

As of September 27, 2006, the closing date of the share exchange agreement, our company commenced the business of engineering, manufacturing and distributing high-performance photovoltaic solar tiles and modules for generating electricity and producing turnkey sales of building-integrated systems and photovoltaic solar power plants.

We are a renewable energy company that offers products and services that are focused on the development and commercialization of a portfolio of solar products and technologies capable of delivering alternative energy solutions. We offer building-integrated photovoltaic roofing materials for commercial, industrial and residential markets. While our production is limited, we will buy modules and equipment for turnkey installations from several suppliers. We manufacture solar modules and solar tiles, using cells and other raw materials which are supplied to our company from manufacturers. As a manufacturer, we produce photovoltaic modules by integrating high quality components from third party suppliers. In addition to our product line, we offer comprehensive engineering services for special photovoltaic projects of a certain size. As an engineering service provider, we incorporate our tiles or modules and others products, according to client needs, into specific architectural and building applications.

Our business strategy includes the acquisition and development of renewable energy technologies linked to photovoltaic, and the manufacturing and marketing of innovative photovoltaic or solar products, in order to provide superior solutions to our customers. In so doing, we believe that we will generate substantial value for our stockholders while contributing to energy security, social equity, and protection of the ecosystems upon which life depends.

Our sales strategy is predicated primarily on being a global producer of photovoltaic modules and tiles and, to a lesser extent, an engineering integrator of photovoltaic systems, providing turnkey solutions for our local clients. We plan to sell our modules to businesses via resellers and our solar tiles directly to end users.

Our company’s presence in trade publications, such as Photon International, Photon Das Solarstrom Magazin, Sun & Wind Energy, Systèmes Solaires, and Energia Solare FV, helps to increase awareness of our products and services to industrial, commercial and private operators in the photovoltaic market. Our website, www.societe-energie-solaire.com, which includes French, German and English translations, and our membership in national and international associations for professionals in the solar energy sector, also provide us with an excellent communication tool.

In addition, our representatives will maintain our company’s profile by participating in international conferences on photovoltaic, either as exhibitors or as lecturers – particularly conferences where architects and contractors will be present. Mr. Jean-Christophe Hadorn, our Chief Executive Officer, has been lecturing on thermal solar energy, energy storage and renewable energy and photovoltaic technology since 1980.

General Information Regarding Photovoltaic Cells

Photovoltaics is a solar power technology that uses solar photovoltaic arrays or solar cells to provide electricity for human activities. Photovoltaics is also the field of study relating to this technology.

The market for grid connected photovoltaic power has undergone significant growth in the last several years, expanding 57% in 2004 alone, according to the United States Department of Energy. Industry publication “SolarBuzz” reports that on-grid applications, where solar power is used to supplement a customer's electricity purchased from a utility network, represent the largest and fastest growing segment of the market, accounting for 77% of such market.

Growth in installed solar power systems has been stimulated by long-term government subsidies, tax incentives and feed-in tariffs (requiring the utilities to buy back excess power generated by privately owned photovoltaic systems). According to the International Energy Agency, Japan led the world in photovoltaic cell production with 833 Megawatts of production capacity in 2005, followed by Germany with 250 Megawatts of production capacity. With 30% federal tax credits provided by the recently enacted United States Energy Bill, coupled with state rebates and tax incentives, the United States posted a 35% growth in photovoltaic system installations, and now ranks third in the world. California alone had 75 Megawatts of installed solar photovoltaic systems as of 2004.

Photovoltaic advantages include security, system reliability, low maintenance, modularity and flexibility of design, as well as significant environmental benefits (e.g., carbon neutral, fossil fuel independent). Photovoltaic also supports the trend toward distributed (point-of-use) power generation. We believe that capacity constraints, increased demand for power reliability, and the challenges of building new centralized power plants will increase the demand for distributed generation.

One of the most significant drawbacks of photovoltaic is the high initial cost of individual systems. Solar power can cost twice as much as grid power. This is due almost entirely to the high cost of photovoltaic cells, which depend upon the cost and availability of semi-conductor grade silicon. While technical developments are underway in thin film, membrane and other non-crystalline based materials, over 90% of the industry currently relies upon crystalline silicon cells.

Our products utilize solar power technology to provide electricity for human activities. Solar cells in modules produce direct current electricity from the sun’s rays.

When more power is required than a single cell can deliver, cells are generally grouped together to form photovoltaic modules that may in turn be arranged in solar arrays which are often referred to as solar panels. According to Wikipedia, as stated on their website located at www.wikipedia.org/wiki/Photovoltaics, the continual decline of manufacturing costs (dropping at 3 to 5% a year in recent years) is expanding the range of cost-effective uses. The information contained on the Wikipedia website is not part of this current report.

PRODUCTS

We currently offer the following two products:

Solar Tiles under the brands: Sunslate SunTechTile and Swisstile

The first product is a solar tile, initially called Sunslate (since 1991). The tile is being redesigned and will be branded under our proprietary name SunTechTile. The solar tiles are manufactured by our company from cells provided by different suppliers. Our solar tiles can be easily integrated into sloping roofs and are recognized for their high quality. Industry tests have shown that the tiles can withstand extreme wind conditions.

The SunTechTile is based on an Eternit tile which has been on the world market for over 50 years. The photovoltaic component is applied by our company on top of a standard unchanged Eternit tile. The tile is 72 cm x 40 cm in size, it weighs approximately 10 kg and it is very easy to handle.

The tile’s color depends on the color of the cells we use. Currently, we produce tiles that are dark blue or deep black.

High Power Rated Modules

Our second product line includes high power rated modules which incorporate silicon cells with contacts on the back side. The cells are manufactured and supplied to our company by several suppliers which are then incorporated into our modules for resale or directly distributed by our company to the end user.

We have developed a proprietary technology for the fast and automatic production of modules and tiles based on our cells. We expect that our proprietary technology will give our company a competitive advantage, with respect to cost and reliability, over our customers.

The modules produced by our company under original equipment manufacture agreements will be the brand of our customers. We do not anticipate marketing our own brand of module until the fourth quarter of fiscal 2006. Until such time, we anticipate that we will continue producing modules under our customers’ brands.

Market

Grid connected market is expanding worldwide and forecasts are very positive.

European market seen from the European Photovoltaic Industry Association:

http://www.iea-pvps.org/pvpower/03_01.htm

World solar photovoltaic market installations reached a record high of 1,460 Megawatts (MW) in 2005, representing annual growth of 34%, up from 1,086 MW installed during the previous year. In 1985, annual solar installation demand was only 21 MW. Cumulative solar energy production accounts for less than 0.01% of total Global Primary Energy demand. There appears to be a large potential for growth. Solar energy demand has grown at about 25% per year over the past 15 years (hydrocarbon energy demand typically grows between 0-2% per annum).

Solarbuzz market demand forecast scenarios show worldwide industry revenues may reach $18.6 to $23.1 billion with annual photovoltaic installations between 3.2 and 3.9 GW in 2010. As the rate of increase in German demand is set to moderate, the Solarbuzz report highlights the growth in Southern Europe, which has become the new target for rapid market development (http://www.solarbuzz.com/Marketbuzz2006-intro.htm).

Target customers for our tiles and modules include:

-	Architects and Specifiers;
-	Developers, Builders and Construction Companies;
-	Commercial and Industrial Building Owners;
-	Engineering Firms and Electrical Contractors;
-	Property Management Companies;
-	Solar Integrators, Distributors and Agents;
-	Roofing Companies and Contractors;
-	Public Administrators and City Planners;
-	Hotel/Resort Owners and Developers;
-	Educational Institutions;
-	Government Purchasing Officers;
-	International Development Agencies; and
-	Individual home owners.

We will promote our building-integrated photovoltaic tiles through a series of focused marketing channels that include trade publications, attendance at key industry trade shows, direct mail campaigns, online advertising and relationship marketing to our expanding network of dealers and solar integrators. Our goal is to have the Swisstile known as the best integrated roofing solution for tilted tiled roofs.

The Manufacturing Process

We manufacture our products in a 1,654 sq. m. facility in Härkingen, Solothurn, Switzerland. We have one of the most versatile laminators in the world having the capability to laminate modules larger that 3 sq. m.

We are planning a new building in Plan-les-Ouates, Geneva, Switzerland, which we anticipate to be in operation before the end of 2007. The new building is intended to be 9,600 sq. m., with a possible extension of 3,200 sq. m.

Research And Development

Research and development expense consists primarily of salaries and personnel-related costs and the cost of products, materials and outside services used in our process and product development activities.

We maintain a number of programs and activities to improve our technology in order to enhance the performance of our solar modules and manufacturing processes. We expect our research and development expense to increase in absolute terms in the future as we increase personnel and research and development activity. Over time, we expect research and development expense to decline as a percentage of net sales and on a cost per Watt basis as a result of economies of scale.

We intend to devote a substantial amount of our future cash flows into research and development due to the new and ever-evolving nature of the photovoltaic industry and science.

Environmental Regulation

We may use, generate and discharge some toxic, volatile or otherwise hazardous chemicals and wastes in our research and development and manufacturing activities. We are subject to a variety of foreign, federal, state and local governmental laws and regulations related to the purchase, storage, use and disposal of hazardous materials. If we fail to comply with present or future environmental laws and regulations, we could be subject to fines, suspension of production or a cessation of operations. In addition, under some foreign, federal, state and local statutes and regulations, a governmental agency may seek recovery and response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for the release or otherwise was not at fault.

We believe that we have all environmental permits necessary to conduct our business and expect to obtain all necessary environmental permits for our future facility in Plan-les-Ouates. We believe that we have properly handled our hazardous materials and wastes and have appropriately remediated any contamination at any of our premises. We are not aware of any pending or threatened environmental investigation, proceeding or action by foreign, federal, state or local agencies, or third parties involving our current facilities. Any failure by us to control the use of or to restrict adequately the discharge of, hazardous substances could subject us to substantial financial liabilities, operational interruptions and adverse publicity, any of which could materially and adversely affect our business, results of operations and financial condition.

INTELLECTUAL PROPERTY

We rely on a combination of patent, copyright, trade secret, trademark and contractual protection to establish and protect our proprietary rights. Swisstile is a registered trademark in Switzerland. We require our customers to enter into confidentiality and nondisclosure agreements before we disclose any sensitive aspects of our solar technologies or strategic plans, and we typically enter into proprietary information agreements with employees and consultants. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our technology. It is difficult to monitor unauthorized use of technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as laws in the United States. In addition, our competitors may independently develop technology similar to ours. Our precautions may not prevent misappropriation or infringement of our intellectual property.

Trademarks

On May 16, 2006, Société d'Energie Solaire filed a trademark application for “Swisstile” for products of the international class 19 under number 50481/2006. Due to the term “Swiss” included in the trademark application, the list of goods was limited to products from Switzerland. The trademark has been registered in Switzerland, as confirmed by letter from the Swiss Federal Institute for Intellectual Property dated July 10, 2006, under registration 547827. The registration expires May 16, 2016. Worldwide registration is underway.

On July 10, 2006, Société d'Energie Solaire filed a trademark application for “SunTechTile” for products of the international class 9 and 19 under number 56088/2006. SunTechTile was registered in Switzerland, as confirmed by letter from the Swiss Federal Institute of Intellectual Property dated September 18, 2006, under registration 550296

Patent Applications

Société d'Energie Solaire is involved in the following patent applications:

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PCT application number PCT/IB2006/00036. Société d'Energie Solaire is one of five applicants of the patent which was filed on February 22, 2006. The patent rights have not been assigned to Société d'Energie Solaire from each of the applicants. The PCT application was forwarded to the international bureau on July 3, 2006. The search report will be published by the European Patent Office. Société d'Energie Solaire has requested examination of the PCT application in Switzerland.

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PCT application number PCT/IB2006/000367. Société d'Energie Solaire has received Certificate of filing from the Institute of Intellectual Property for the national phase in Switzerland and Liechtenstein.

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PCT application number PCT WO 98/13883 filed by Atlantis Solar Systeme AG. Société d'Energie Solaire entered into a contract to transfer the production and licensing of the patent from Atlantis Solar Systeme to Société d'Energie Solaire. Subsequently, Atlantis Solar Systeme has been placed in bankruptcy and as a result of the failure to pay patent taxes, the patent is most likely invalid. We will seek a patent for our new tile configuration based on our patented technology.

No assurance can be given that any patents based on pending patent applications or any future patent applications by us, or any future licensors, will be issued, that the scope of any patent protection will exclude competitors or provide competitive advantages to us, that any of the provisional patent applications that have been or may be issued to us or our licensors will be held valid if subsequently challenged or that others will not claim rights in or ownership of the provisional patent applications and other proprietary rights held or licensed by us. Furthermore, there can be no assurance that others have not developed or will not develop similar products, duplicate any of our technology or design around any patents that may be issued to us or our licensors.

Our success will also depend in part on our ability to commercialize our technology without infringing the proprietary rights of others. We have not conducted freedom of use patent searches and no assurance can be given that patents do not exist or could not be filed which would have an adverse affect on our ability to market our technology or maintain our competitive position with respect to our technology. If our technologies or subject matter are claimed under other existing United States or foreign patents or are otherwise protected by third party proprietary rights, we may be subject to infringement actions. In such event, we may challenge the validity of such patents or other proprietary rights or we may be required to obtain licenses from such companies in order to develop, manufacture or market our technology. There can be no assurances that we will be able to obtain such licenses or that such licenses, if available, may be obtained on commercially reasonable terms. Furthermore, the failure to either develop a commercially viable alternative or obtain such licenses may result in delays in marketing our proposed technology or the inability to proceed with the development, manufacture or sale of products requiring such licenses, which may have a material adverse affect on our business, financial condition and results of operations. If we are required to defend ourselves against charges of patent infringement or to protect our proprietary rights against third parties, substantial costs will be incurred regardless of whether we are successful. Such proceedings are typically protracted with no certainty of success. An adverse outcome could subject us to significant liabilities to third parties and force us to curtail or cease our development and commercialization of our technology.

Domain Names

We own and operate the following registered internet domain name: www.societe-energie-solaire.com. We also own www.sessolar.com and www.sessolarenergy.com. The information contained on our website does not form part of this current report.

General

We also rely on trade secrets and unpatentable know-how that we seek to protect, in part, by confidentiality agreements. We intend to require all future employees, consultants, contractors, manufacturers, directors on our board, technical review board and other advisors to execute confidentiality agreements upon the commencement of employment or consulting relationships with us. These agreements will provide that all confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and not disclosed to third parties except in specific limited circumstances. We intend to require signed confidentiality or material transfer agreements from any company that receives confidential information from our company. We intend to ensure that, in the case of employees, consultants and contractors, any agreements that our company enters into with such persons will generally provide that all inventions conceived by the person while rendering services to us shall be assigned to us as the exclusive property of our company. We can offer no assurance, however, that all persons who we seek to sign such agreements will sign, or if they do, that these agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets or unpatentable know-how will not otherwise become known or be independently developed by competitors.

Employees

As of September 27, 2006, we had two management staff, external consultants, temporary workers but no employees.

Our wholly-owned subsidiary employs 2 people, consisting of one Chief Financial Officer and one technical engineer. Our subsidiary works closely with external photovoltaic consultants and hires additional employees when circumstances and production warrants. Our subsidiary plans to hire additional employees upon the completion of our new facility.

Customers

Our main customers are:

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suppliers of modules (i.e., either integrator photovoltaic systems or cell manufacturers willing to outsource the module production to our company, using our proprietary technology to assemble components in a module) to end-user consumers;

-	installers, distributors or end users of photovoltaic for our solar tiles;
-	architects, public authorities or end users for our engineering services in photovoltaic turnkey installations; and
-	potential module manufacturers licensing our technology.

Competition

We face competition from domestic and international companies actively engaged in the manufacturing and distribution of solar photovoltaic systems, as well as from emerging technologies that may become viable in the next several years. The best funded and most established of these multi-national corporations also produce photovoltaic cells. They include Sharp Corporation, Kyocera Corporation, Sunpower, Suntech, Qcells, Solarworld, Schott Solar, BP Solar, Shell, Tenesol, Isofoton, Powerlight and GE Solar (formerly AstroPower). While these competitors utilize high efficiency crystalline photovoltaic cells, we believe that our building-integrated roofing products have significant advantages over most other photovoltaic product offerings. In most cases, competitors produce modules (framed arrays of photovoltaic cells) that must be rack mounted externally to the building, creating potential damage to the structure, generating maintenance problems and detracting from their visual appearance.

The alternate energy industry is highly competitive. Numerous entities in the United States and elsewhere compete with our efforts to commercialize our technologies. Our competitors include the fossil fuel companies such Exxon, Shell, BP, Total and Imperial Oil to name a few. We face, and expect to continue to face, competition from these entities to the extent that they develop products that have a function similar or identical to the function of our technologies.

Because many of our competitors have substantially greater capital resources and more experience in research and development, manufacturing and marketing than we do, we may not succeed in the commercialization of our proposed products and bringing them to market in a cost-effective and timely manner.

Government Regulation

Since the cost of producing electricity from grid connected photovoltaic installations is higher than the current cost of electricity from fossil or nuclear plants, the photovoltaic market relies heavily on government regulation concerning independent power producers. These regulations favor photovoltaic electricity in some, but not all, countries.

These regulations are subject to changes due to local political changes and/or liberalization of the energy market, especially in Europe where the process has been ongoing for 10 years.

Description Of Property

Our principal office is located at Plan-les-Ouates, near Geneva in Switzerland..

Our company has reserved surface rights on a plot of land in Plan-les-Ouates, for which we paid a reservation cost of CHF9,052.50 per quarter, which we have paid for the last eight quarters for a total of CHF72,420. Rent for the entire 60 year term of the lease is equal to CHF72,065 per year, commencing on July 1, 2006. We have received authorization to build a production site on the property from the State of Geneva on May 27, 2005.

We rent a 1,654 square meter building in Harkingen from Drei Linden AG pursuant to a lease agreement for a monthly cost of CHF7,232. The lease agreement may be terminated with six months’ notice.

We also rent a 154 square meter building in Plan-les-Ouates from Cool SA pursuant to a lease agreement dated March 23, 2001 which was subsequently cancelled and replaced by a lease agreement dated February 20, 2002, for an annual cost of CHF52,104. The lease agreement is for a five year term and may be terminated with six months’ notice.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our shareholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission and our filings are available to the public over the internet at the Securities and Exchange Commission's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330.

MANAGEMENT'S DISCUSSION AND ANALYSIS

Overview

You should read the following discussion of our financial condition and results of operations together with the audited financial statements and the notes to the audited financial statements included in this current report. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results may differ materially from those anticipated in these forward-looking statements.

We are engaged in the business of engineering and producing high-performance photovoltaic modules for generating electricity, and producing turnkey sales of building-integrated systems and photovoltaic solar power plants.

On September 27, 2006, we completed a share exchange agreement with Société d'Energie Solaire. As a result of the share exchange agreement, we abandoned our previous internet based auction website business and commenced the business of engineering, manufacturing and distributing high-performance photovoltaic solar tiles and modules for generating electricity and producing turnkey sales of building-integrated systems and photovoltaic solar power plants. Because we are the successor business to Société d'Energie Solaire and because the operations and assets of Société d'Energie Solaire represents our entire business and operations from the closing date of the share exchange agreement, our management's discussion and analysis and plan of operations are based on Société d'Energie Solaire 's financial results for the relevant periods.

Selected Financial Data

Balance Sheets

December 31,		June 30,
2005	2004	2006

Total current assets	454,090	786,742	534,164
Total non current assets	219,574	255,579	224,981
Total current liabilities	440,518	218,176	430,423
Total non-current liabilities	735,539	852,552	1,185,128
Minority interest
Total shareholders' equity/(deficit)	(502,393)	(28,407)	(856,406)

Statements Of Operations

	Year ended December 31,		Six months ended June 30,
	2005	2004	2006	2005

Total revenues	1,100,474	469,118	10,055	789,949
Total cost of revenues	1,018,490	261,274	6,925	726,302
Depreciation and Amortization	52,614	53,013	24,553	27,275
General and administrative expenses	232,937	114,124	107,250	154,271
Interest expense	42,302	38,137	25,832	9,102
Other income	0	107,388	0	0
Net (loss)/profit	(505,411)	(305,354)	(312,808)	(250,572)

Material Trends and Uncertainties

Periodic changes occur in our company’s industry and business that make it reasonably likely that aspects of our future operating results will be materially different from our historical operating results. Sometimes these matters have not occurred, but their existence is sufficient to raise doubt regarding the likelihood that historical operating results are an accurate gauge of future performance. Our company attempts to identify and describe these trends, events, and uncertainties to assist investors in assessing the likely future performance of our company. Investors should understand that these matters typically are new, sometimes unforeseen, and often are fluid in nature. Moreover, the matters described below are not the only issues that may result in variances between past and future performance nor are they necessarily the only material trends, events, and uncertainties that will affect our company. As a result, investors are encouraged to use this and other information to judge for themselves the likelihood that past performance will be indicative of future performance.

The trends, events, and uncertainties set out in the remainder of this section have been identified by our company as those we believe are reasonably likely to materially affect the comparison of historical operating results reported herein to either past period results or to future operating results.

We expect that the world photovoltaic market will increase approximately 20 to 30% per year. However, there is uncertainty as to where and how the increase will occur.

Regulations in Germany may change unfavorably with regard to photovoltaic electricity. Any unfavorable regulation would have a major impact on the photovoltaic market. However, other countries may establish incentives to increase solar photovoltaic energy production. The market is heavily dependent on public policies and, as a result, such policies present the greatest uncertainties for our products. In addition, breakthrough technologies might emerge in thin films or nanoscience, which reduce the cost of photovoltaic cells. Shortages in the supply of polysilicon for 2006 – 2007 may also affect the increasing trend.

RESULTS OF OPERATIONS – FISCAL YEAR ENDED DECEMBER 31, 2005

Our company’s net loss for the year ended December 31, 2005 was $505,411, as compared to a net loss of $305,354 for the year ended December 31, 2004. The increase in net loss during the year ended December 31, 2005 was mainly attributable to increased research and development expenses in connection with a patent filing in February 2006.

Revenues and Cost of Revenues

Total revenue for the year ended December 31, 2005 was $1,100,474, which represents a 135% increase from the total revenue of $469,118 for the year ended December 31, 2004. The increase in revenues was primarily attributable to an increase photovoltaic installation sales and a release of inventory from Atlantis Solar Systeme to our company by the bankruptcy attorney, which inventory was released to settle certain unpaid rents owing to our company by Atlantis Solar Systeme.

Cost of revenues for the year ended December 31, 2005 was $1,018,490, which represents an increase of $757,216 as compared with cost of revenues of $261,274 for the year ended December 31, 2004. Cost of revenues for the year ended December 31, 2005 was 93% of total revenues compared with 56% of total revenues for the year ended December 31, 2004. The increase in our cost of revenues as a percentage of revenues was due to an increase in the cost of goods, which were paid in advance.

Operating Expenses

Operating expenses for the year ended December 31, 2005 were $468,394, which represents a decrease of $56,907 in operating expenses of $525,301 for the year ended December 31, 2004. General and administrative expenses constitute the major components of our company’s operating expenses during the fiscal year ended December 31, 2005.

Interest expense increased to $42,302 for the year ended December 31, 2005 as compared to $38,137 for the year ended December 31, 2004. The increase of $4,165 reflects interest rate increases in Switzerland.

Other Income

Other income for the year ended December 31, 2005 was $Nil as compared to $107,388 for the year ended December 31, 2004. The other income earned in the year ended December 31, 2004 was from engineering fees, in the amount of $39,068, and the abandonment of accounts receivable.

RESULTS OF OPERATIONS – SIX MONTHS ENDED JUNE 30, 2006

Our company’s net loss for the six months ended June 30, 2006 was $312,808, as compared to a net loss of $250,572 for the six months ended June 30, 2005. The loss was mainly attributable to our research and development efforts, patent application, financing costs and work related to the new facility and new machinery.

Revenues and Cost of Revenues

Total revenue for the six months ended June 30, 2006 was $10,055, which represents a 98.7% decrease from the total revenue of $789,949 for the six months ended June 30, 2005. The decrease in net revenues was primarily attributable to a stoppage in production of our current facility in order to develop new technology for producing modules and tiles with back side contact cells.

Cost of revenues for the six months ended June 30, 2006 was $6,925, which represents a decrease of $719,377 as compared with cost of revenues of $726,302 for the six months ended June 30, 2005. Cost of revenues for the six months ended June 30, 2006 was 68.9% of total revenues compared with 91.9% of total revenues for the six months ended June 30, 2005. The decrease in our cost of revenues as a percentage of revenues was primarily attributable to an adjustment of accounts between fiscal 2004 and 2005 in compliance with US GAAP. As a result, the cost of revenues for fiscal 2005 included certain costs that had initially been included in fiscal 2004, which costs were relatively greater than those incurred in fiscal 2006.

Operating Expenses

Operating expenses for the six months ended June 30, 2006 was $249,626, which represents a 17.5% decrease in operating expenses of $302,754 for the six months ended June 30, 2005. Personnel, rent, general and administrative and depreciation and amortization expenses constitute the major components of our company’s operating expenses.

Personnel and rent expenses for the six months ended June 30, 2006 were $117,459 compared to $121,208 for the six months ended June 30, 2005. Our personnel and rent expenses were higher for the six months ended June 30, 2005 because a technician was hired for one month on a fixed time contract in January 2005.

General and administrative expenses for the six months ended June 30, 2006 were $107,250 compared to $154,271 for the six months ended June 30, 2005, representing a decrease of approximately 30.5%. The decrease was mainly due to a decrease in administrative activities because of a reduced number of customers for our engineering services.

Interest expense increased to $25,832 for the six months ended June 30, 2006 as compared to $9,102 for the six months ended June 30, 2005, representing an increase of approximately 184%. The increase in interest expense was primarily attributable to the restructuring of an interest charge in 2006.

Liquidity and Capital Resources

Our company’s principal cash requirements are for operating expenses, including staff costs, funding costs of inventory and accounts receivable.

As of June 30, 2006, our company had working capital of $103,741 compared with working capital of $13,572 as of December 31, 2005. The cash and cash equivalents of our company increased to $45,544 as at June 30, 2006 as compared to $35,017 as of December 31, 2005.

The ability of our company to meet our financial commitments is primarily dependent upon the continued extension of credit by our creditors, the continued financial support of our directors and shareholders, the continued issuance of equity to new shareholders, and our ability to achieve and maintain profitable operations. Our company has raised and received additional capital of $3,981,080 subsequent to June 30, 2006 in connection with the closing of the share exchange agreement by allotting and issuing 4,976,350 common shares in the capital of our company at an issue price of $0.80 each by way of private placements.

Management believes that our company’s cash and cash equivalents, cash provided by operating activities, and the cash received in the $3,981,080 equity financing that closed in connection with the closing of our share exchange agreement may not be sufficient to meet our working capital requirements for the next twelve months. Our company plans to raise the capital required to satisfy our immediate short-term needs and additional capital required to meet our estimated funding requirements for the next twelve months primarily through the private placement of equity securities. The issuance of additional equity securities by our company may result in a significant dilution in the equity interests of our current shareholders. There is no assurance that our company will be able to obtain further funds required for our continued working capital requirements. These factors, among others, indicate that the Company may be unable to continue as a going concern.

Operating Activities

Operating activities used cash of $478,508 for the year ended December 31, 2005 as compared to $694,330 being generated by operating activities for the year ended December 31, 2004. The net cash used in operating activities was mainly attributable to our increased net loss incurred during our fiscal year ended December 31, 2005.

Operating activities used cash of $317,417 for the six months ended June 30, 2006 as compared to $316,504 for the six months ended June 30, 2005. The net cash used in operating activities was mainly for salaries, rent and other general and administrative expenses.

Investing Activities

Investing activities used cash of $48,822 during the year ended December 31, 2005 as compared to $29,441 during the year ended December 31, 2004. The increase in investing activities was largely due to cash used in connection with the purchase of a building.

Investing activities used cash of $21,700 for the six months ended June 30, 2006 as compared to $10,938 for the six months ended June 30, 2005. The net cash used in investing activities was mainly for our new building.

Financing Activities

Financing activities provided cash of $Nil for the year ended December 31, 2005 as compared to financing activities which used cash of $172,326 for the year ended December 31, 2004. Cash flows used in financing activities during the year ended December 31, 2004 consisted of the reimbursement of loans.

Financing activities provided cash of $449,591 for the six months ended June 30, 2006 as compared to $nil for the six months ended June 30, 2005. The net cash provided from financing activities was mainly from private placements.

Capital Expenditures

Our company incurred minimal capital expenditures during the year ended December 31, 2005. Our company incurred minimal capital expenditures during the six months ended June 30, 2006. As of June 30, 2006, our company did not have any material commitments for capital expenditures however management anticipates that our company will spend additional material amounts on capital expenditures in the near future for the purchase of new machinery and the completion of the new facility.

Off-Balance Sheet Arrangements

Our company has no outstanding derivative financial instruments, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. Our company does not engage in trading activities involving non-exchange traded contracts.

Contractual Obligations

Operating leases include commitments for office space of approximately CHF138,888 due within one year. Our company’s principal business office is located at 129 Route de Saint-Julien, Plan-les-Ouates, Geneva, Switzerland. The 154 square meter office space serves as the base of our corporate, managerial, accounting, financial, administrative, sales and marketing functions. The monthly fixed rent is CHF4,342. Our company also leases an 1,654 square meter industrial facility at Härkingen. The monthly fixed rent is CHF7,232.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Foreign Exchange Risk

Our European operations accounted for 100% of our sales in fiscal year 2005, 100% of our sales in fiscal year 2004, and 100% of our sales in the six months ended June 30, 2006. In such periods, all of our international sales were denominated in Euros. As a result, we have exposure to foreign exchange risk with respect to almost all of our sales. Fluctuations in exchange rates, particularly in the United States dollar to Euro exchange rate, affect our gross and net profit margins and could result in foreign exchange and operating losses. Our exposure to foreign exchange risk primarily relates to currency gains and losses from the time we sign and settle our sales contracts. For example, we have entered into a letter of intent for long term supply contracts.

Interest Rate Risk

We are exposed to interest rate risk because many of our end-users depend on debt financing to purchase and install a photovoltaic system. Although the useful life of a photovoltaic system is approximately 25 years, end-users of our solar modules must pay the entire cost of the photovoltaic system at the time of installation. As a result, many of our end-users rely on debt financing to fund the up-front capital expenditure. An increase in interest rates could make it difficult for our end-users to secure the financing necessary to purchase and install a photovoltaic system on favorable terms, or at all, and thus lower demand for our solar modules and reduce our net sales. In addition, we believe that a significant percentage of our end-users install photovoltaic systems as an investment, funding the initial capital expenditure through a combination of equity and debt. An increase in interest rates could lower an investor’s return on investment in a photovoltaic system or make alternative investments more attractive relative to photovoltaic systems, which, in each case, could cause these end-users to seek alternative investments that promise higher returns.

Commodity Risk

Most of our key raw materials are either sole-sourced or sourced by a limited number of third-party suppliers. As a result, the failure of any of our suppliers to perform could disrupt our supply chain and impair our operations. If our existing suppliers fail to perform, we will be required to identify and qualify new suppliers, a process that can take between one and twelve months depending on the raw material. We may be unable to identify new suppliers or qualify their products for use on our production line in a timely basis and on commercially reasonable terms.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures of our company. Although these estimates are based on management's knowledge of current events and actions that our company may undertake in the future, actual results may differ from such estimates.

Receivables and Credit Policies

We use estimates to determine the amount of the allowance for doubtful accounts necessary to reduce accounts receivable and unbilled receivables to their expected net realizable value. We estimate the amount of the required allowance by reviewing the status of past-due receivables and analyzing historical bad debt trends. Actual collection experience has not varied significantly from estimates, due primarily to credit policies, collection experience and our stability as it relates to our current customer base. Receivables consist of revenues billed to customers upon achievement of contractual obligations. At June 30, 2006, we had outstanding receivables of $129,018. We recorded no bad debt expense during the years ended December 31, 2005 and 2004 for trade receivables and the six months ended June 30, 2006.

Product Inventory

Product inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method and includes certain charges directly and indirectly incurred in bringing product inventories to the point of sale. Inventory is accounted for at the lower of cost or market, and as a result, write-offs/write-downs occur due to damage, deterioration, obsolescence, changes in prices and other causes.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of 3 to 10 years. Expenditures for maintenance and repairs, which do not materially extend the useful lives of property and equipment, are charged to operations as incurred. When property or equipment is retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is recognized.

Revenue Recognition

We recognize revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, “Revenue Recognition” (SAB 104). SAB 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the seller’s price to the buyer is fixed and determinable; and (4) collectibility is reasonably assured. We recognize revenue on product sales as product is sold, collectibility is reasonably assured, and delivery has occurred.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of September 27, 2006, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Christiane Erné	43,458,135	63.0%
Jean-Christophe Hadorn	2,414,341	3.5%
Dr. John Veltheer	105,000(2)	*
Daniel Erné	Nil	Nil
Michael D. Noonan	Nil	Nil
Sandrine Crisafulli	Nil	Nil
Directors and Executive Officers as a Group 6 persons)	45,977,476	66.7%

*	less than 1%
(1)

Based on 68,981,167 shares of common stock issued and outstanding as of September 27, 2006. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Mr. Veltheer holds 102,500 common shares directly and Mr. Veltheer’s wife holds 2,500 common shares.

MANAGEMENT

Directors and Executive Officers, Promoters and Control Persons

The following individuals serve as the directors and executive officers of our company and our operating subsidiary. All directors of our company and our subsidiary hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company and our operating subsidiary are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with our Company	Age	Date First Elected or Appointed
Jean-Christophe Hadorn	Chief Executive Officer and Director of SES Solar Inc. Director of Société d’Energie Solaire S.A.	51	September 26, 2006 August 20, 2004
Sandrine Crisafulli	Chief Financial Officer and Chief Operating Officer of SES Solar Inc. Chief Financial Officer of Société d’Energie Solaire S.A.	48	September 26, 2006 October 1, 2001
Daniel Erné	Director of SES Solar Inc.	51	September 26, 2006
Christiane Erné	Director of SES Solar Inc.	53	September 26, 2006
Michael D. Noonan	Director of SES Solar Inc.	48	September 26, 2006
Dr. John Veltheer	Director of SES Solar Inc.	40	November 7, 2005

BUSINESS EXPERIENCE

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company and the executive officer and director of our subsidiary, indicating the person's principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Jean-Christophe Hadorn, Chief Executive Officer and Director

Mr. Hadorn received his Civil Engineering Master’s degree from the Swiss Federal Institute of Technology in Lausanne in 1979 and his Master’s in Business Administration from HEC University of Lausanne in 1997. Mr. Hadorn began his career as a researcher on large scale storage of solar heat in deep aquifiers and then moved to a solar energy and engineering company where he advised architects and designed energy concepts for buildings. Mr. Hadorn worked for 10 years as a project leader on a geographical information system software product for the design and management of energy networks. Mr. Hadorn was also involved in a strategy and management consulting company which advised public and private businesses. Since 1985, Mr. Hadorn has been appointed as a leader for national solar energy and heat storage research programs by the Swiss government and was asked by the French government to set up the National Institute of Solar Energy in France. Mr. Hadorn is also the sole director of our wholly-owned subsidiary, Société d’Energie Solaire S.A.

Sandrine Crisafulli, Chief Financial Officer and Chief Operating Officer

Mrs. Sandrine is a French National who has received a certificate of commerce in commercial studies in Lausanne. Mrs. Crisafulli has experience in financial and administrative management. Mrs. Crisafulli has been in charge of production control and human resources as well as the Chief Financial Officer of Société d'Energie Solaire since 2001.

Daniel Erné, Director

Mr. Erné is a French National with more than 25 years of experience in international trade. Mr. Erné manages several different private companies in France and acts as a consultant to companies active in international trading.

Christiane Erné, Director

Mrs. Erné is a Swiss National. Mrs. Erné worked in public relations and then as hotel director for Societe d'Exploitation et Gestion Hoteliere. Mrs. Erné has been active in the development of renewable energies and associated technologies through Société d'Energie Solaire. Mrs. Erné completed a diploma in economics from the University of Geneva.

Michael D. Noonan, Director

Mr. Noonan has more than 15 years of investor relations, corporate finance and corporate governance experience. Mr. Noonan is currently the Vice President, Corporate and a director of Sky Petroleum, Inc. a company quoted on the OTC Bulletin Board in the United States. Prior to joining Sky Petroleum, Mr. Noonan worked for Forgent Networks for four years where he most recently served as the Senior Director of Investor Relations. Prior to working at Forgent Networks, Mr. Noonan was employed for two years by Pierpont Communications, an investor and public relations firm, where he was a Senior Vice President. Mr. Noonan has also served as director of investor relations and corporate communications at Integrated Electrical Services, a electrical services company, and manager of investor relations and public affairs for Sterling Chemicals, a manufacturer of commodity chemicals. Mr. Noonan received a Master of Business Administration degree from Athabasca University in Alberta, Canada; a Bachelor of Arts degree in Business Administration and Economics from Simon Fraser University in British Columbia, Canada; and an Executive Juris Doctorate from Concord School of Law in Los Angeles, California.

Dr. John Veltheer, Director

Dr. John Veltheer has had experience at the president, officer and director levels for the past eight years. From 1999 to 2000, Dr. Veltheer was President and director of SUMmedia.com Inc., a company quoted on the OTC Bulletin Board in the United States, where, in addition to fundraising activities, Dr. Veltheer oversaw the running of one of the internet's first eCoupon portals. From 2002 to 2003, Dr. Veltheer was the President and a director of Rapidtron, Inc., a company quoted on the OTC Bulletin Board in the United States, a leading provider of Radio Frequency Smart access control and ticketing/membership systems, where Dr. Veltheer was responsible for compliance with the Securities and Exchange Commission and corporate governance. From 2003 to 2005, Dr. Veltheer was Vice-President, Business Development and later Chief Operating Officer and director of House of Brussels Chocolates, Inc., a company quoted on the OTC Bulletin Board in the United States, whose primary business was gourmet chocolate wholesaling. Dr. Veltheer is currently the Chief Executive Officer, Secretary, Treasurer and a director of Vecten Corporation, a startup private equity fund. Dr. Veltheer continues to serve as the President and a director of Iridium Capital Inc., a private Canadian company that provides its clients with start-up consulting services. Dr. Veltheer received his B.Sc. (Honours) from Queen's University in 1988 and his Ph.D. from the University of British Columbia in 1993.

Committees of the Board

All proceedings of our board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Delaware and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the early stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our Chief Executive Officer, at the address appearing on the first page of this current report.

Audit Committee Financial Expert

Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, nor do we have a board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because our company believes that the functions of an audit committees can be adequately performed by our board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

Family Relationships

Except for Daniel Erné and Christiane Erné, who are husband and wife, there are no family relationships between any of our directors, executive officers and proposed directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons: (i) our chief executive officer; (ii) each of our four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed financial year ended December 31, 2005, and whose total salary and bonus exceeds $100,000 per year; and (iii) any additional individuals for whom disclosure would have been provided under (ii) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year who we will collectively refer to as the named executive officers, of our three most recently completed fiscal years ended December 31, 2005, are set out in the following summary compensation table.

		Annual Compensation			Long Term Compensation		Pay- outs
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation	Securities Under Options/ SAR's Granted	Restricted Shares or Restricted Share Units	LTIP Pay- outs
John Veltheer (1) president, chief executive officer and director	2005 2004 2003	3,500 Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Brad W. Rudover(2) past president, chief executive officer and director	2005 2004 2003	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Stephen Hanson (3) past president and director	2005 2004 2003	Nil Nil Nil	Nil Nil Nil	Nil Nil 36,667 (3)	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

(1)

Dr. John Veltheer was appointed as our President, Chief Executive Officer and a director on November 7, 2005. We paid Dr. Veltheer $2,000 per month from the date of appointment to our fiscal year ended December 31, 2005. From December 31, 2005 to the date of resignation as President and Chief Executive Officer on September 27, 2006, we paid Dr. Veltheer $4,000 per month. We continue to pay Dr. Veltheer $2,000 per month as a director and consultant to our company.

(2)	Brad W. Rudover resigned as our President, Chief Executive Officer and a director effective November 7, 2005.

(3)

Pursuant to the terms of a management service agreement with Stephen Hanson dated February 1, 2003, we issued to Mr. Hanson 4,000,000 shares of our common stock at a deemed price of $0.01 per share in exchange for management and business development services to be rendered to us valued at $40,000. The services were rendered during the period beginning on February 1, 2003 and ending on January 1, 2004. Accordingly, we recorded a stock-based compensation expense related to this issuance for the year ended December 31, 2003 of $36,667 with the balance of $3,333 deferred to the following year. Mr. Hanson resigned as our president and a director effective January 27, 2004.

No executive officer of our company received annual salary and bonus in excess of $100,000 for our company's prior fiscal year before the reverse acquisition of our company ended December 31, 2005, 2004 and 2003. During such time, we did not pay any salaries or bonuses to any of our executive officers.

There were no executive officers of Société d'Energie Solaire serving as of September 27, 2006, and no executive officer who served as such during the fiscal years of Société d'Energie Solaire ended December 31, 2005, 2004 or 2003, whose total salary and bonus exceeded $100,000 per year.

Employment Contracts and Termination of Employment Arrangements

Our subsidiary, Société d’Energie Solaire has entered into an employment agreement with Sandrine Crisafulli dated September 14, 2006, whereby our subsidiary pays Mrs. Crisafulli an annual salary of CHF 83,200 in consideration for management services. Upon the termination of employment, we are obligated to pay Mrs. Crisafulli an amount equal to two months salary. Other than our agreement with Mrs. Crisafulli, there are no employment agreements between our company or our wholly-owned subsidiary and their respective executive officers. In addition, there are no compensatory plans or arrangements with any executive officer of Société d'Energie Solaire, other than Mrs. Crisafulli, for payments to be made to such officers following the retirement, resignation or termination of any executive officer's employment with Société d'Energie Solaire.

Stock Option Plan

Currently, our company does not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Stock Options/SAR Grants

Our company did not grant any options or stock appreciation rights during our prior fiscal year before the reverse acquisition ended December 31, 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

There were no options exercised during our prior fiscal year before the reverse acquisition ended March 31, 2005 by any officer or director of our company.

Directors Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings but did not pay director's fees or other cash compensation for services rendered as a director during our prior fiscal year before the reverse acquisition ended December 31, 2005.

We have no present formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

Certain Relationships and Related Transactions

Other than set out below, we have not been a party to any transaction, proposed transaction, or series of transactions during the last two years in which the amount involved exceeded $60,000, and in which, to our knowledge, any of the following persons had, or is to have, a direct or indirect material interest: a director or executive officer of our company; a nominee for election as a director of our company; a beneficial owner of more than five percent of the outstanding shares of our common stock; or any member of the immediate family of any such person.

On November 8, 2005, Dr. Veltheer agreed to loan $10,000 to our company by way of an unsecured simple demand promissory note indicating that the principal amount plus simple interest calculated at a rate of 12% per annum, will be repayable in full on the first anniversary of the promissory note.

On November 22, 2005, Dr. Veltheer agreed to loan an additional $20,000 to our company by way of an unsecured simple demand promissory note indicating that the principal amount plus simple interest calculated at a rate of 12% per annum, will be repayable in full on the first anniversary of the promissory note.

Both of the loans from Dr. Veltheer were repaid on September 29, 2006, with an aggregate of $3,088 paid in interest thereon.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of the directors or executive officers of our company or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Dividends

We have not paid dividends on our common stock in the past and do not anticipate paying dividends in the near future. We intend to retain earnings, if any, for use in our business and do not anticipate paying any cash dividends. Our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All of our shares of common stock are entitled to an equal share in any dividends declared and paid.

DESCRIPTION OF SECURITIES

We are authorized to issue 100,000,000 common shares with a par value of $0.001 per share. As at September 27, 2006 we had 68,981,167 common shares issued and outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by our board of directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The closing price of our common stock, as reported by the NASD OTC Bulletin Board on September 29, 2006, was $1.70.

Our common shares are quoted for trading on the OTC Bulletin Board under the symbol "SESI". The following quotations obtained from stockwatch.com reflect the highs and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission an may not represent actual transactions. The high and low bid prices of our common stock for the periods indicated below are as follows:

National Association of Securities Dealers OTC Bulletin Board(1)
Quarter Ended	High	Low
June 30, 2006	1.17	1.24
March 31, 2006	N/A	N/A
December 31, 2005	N/A	N/A
September 30, 2005	N/A	N/A
June 30, 2005	N/A	N/A
March 31, 2005	N/A	N/A
December 31, 2004	N/A	N/A
September 30, 2004	N/A	N/A
June 30, 2004	N/A	N/A
March 31, 2004	N/A	N/A
(1)	Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Our common shares are issued in registered form. The transfer agent and registrar for our common stock is Interwest Transfer Company, Inc., Suite 100-1981 East Murray Holladay Road, Salt Lake City, Utah 84117 (Telephone: (801) 272-9294; Facsimile: (801) 277-3147. On September 27, 2006, the shareholders' list of our common shares showed 42 registered shareholders and 68,981,167 common shares issued and outstanding.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have any equity compensation plans in place.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On May 30, 2006, we issued 5,050,000 common shares to three off-shore investors at an issue price of $0.20 per share for total proceeds of $1,010,000 in accordance with the terms of three private placement agreements dated May 30, 2006. We issued the common shares in reliance upon Regulation S and/or Section 4(2) of the Securities Act of 1933 by issuing the common shares to non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction.

On September 8, 2006, we issued 4,976,350 common shares to nineteen investors at an issue price of $0.80 per share for total proceeds of $3,981,080 in accordance with terms of private placement subscription agreements dated September 8, 2006. We issued 4,626,350 common shares in reliance upon Regulation S and/or Section 4(2) of the Securities Act of 1933 in an offshore transaction to non-U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933). We issued 350,000 common shares in reliance upon Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to U.S. investors, each of whom represented that they were accredited investors.

In connection with the closing of the share exchange agreement on September 27, 2006, our company issued 48,286,817 shares of our common stock to the three former shareholders of Société d'Energie Solaire. We issued the common shares in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933 to non-U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933).

ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT.

Upon the closing of the share exchange agreement on September 27, 2006, we issued an aggregate of 48,286,817 shares of common stock to the shareholders of Société d'Energie Solaire in consideration for the acquisition of all 39,500 issued and outstanding common shares of Société d'Energie Solaire, on the basis of 1,222.451 common shares of our company's for every one common share of Société d'Energie Solaire. The issuance was a result of the closing of the share exchange agreement which occurred on September 27, 2006 among our company, Société d'Energie Solaire and the shareholders of Société d'Energie Solaire. As a result of the share exchange, the former shareholders of Société d'Energie Solaire own approximately 70% of the issued and outstanding shares of our company. The issuance of the 48,286,817 shares our company resulted in a change of control of our company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

In connection with the closing of the share exchange agreement, Jean-Christophe Hadorn, Daniel Erné, Christian Erné and Michael Noonan were appointed as directors of our company as of September 27, 2006. A description of Mr. Hadorn, Mr. Erné, Mrs. Erné and Mr. Noonan's business experience over the past five years can be found in Item 2.01 of this current report. Jean-Christophe Hadorn was also appointed Chief Executive Officer of our company as of September 27, 2006 and Sandrine Crisafulli was appointed as Chief Financial Officer and Chief Operating Officer of our company.

There are no definitive arrangements that have been made regarding committees of our company to which the above named directors and officers are expected to be named. The appointment of Jean-Christophe Hadorn, Daniel Erné, Christian Erné and Michael Noonan to our board of directors was prearranged in accordance with the provisions of the share exchange agreement dated August 31, 2006 and in compliance with section 14(f) of the Securities Act of 1934, as amended, and Rule 14(f)-1 thereunder. The appointment of Mr. Hadorn, Mr. Erné, Mrs. Erné and Mr. Noonan to our board of directors was a condition precedent to the closing of the share exchange agreement. Mr. Hadorn, Mr. Erné, Mrs. Erné and Mr. Noonan were selected for appointment based on their familiarity and experience with Société d'Energie Solaire and the new business of our company as of the closing date.

Apart from the share exchange agreement, and the transactions contemplated therein, Mr. Hadorn, Mr. Erné, Mrs. Erné and Mr. Noonan have not had a direct or indirect material interest in any transaction of our company during the last two years, or proposed transaction, to which our company was or is to be a party.

David Brow resigned as Chief Financial Officer, Secretary, Treasury and director of our company and John Veltheer resigned as President and Chief Executive Officer on September 27, 2006, immediately prior to the various appointments of directors. The resignations were a condition of closing of the share exchange agreement.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the closing of the share exchange agreement, our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this current report for a detailed description of the share exchange agreement and the business of our company following the closing date.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Société d'Energie Solaire 's financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles. It is the opinion of management that the audited financial statements for the year ended December 31, 2005 and the unaudited financial statements for the six month interim period ended June 30, 2006 include all adjustments necessary in order to ensure that the financial statements are not misleading.

The following financial statements are included in this current report:

1.	Audited financial statements of Société d'Energie Solaire for the years ended December 31, 2005 and 2004.
2.	Unaudited interim financial statements of Société d’Energie Solaire for six months ended June 30, 2006 and 2005.
3.

Unaudited pro forma consolidated information as at June 30, 2006 has not been provided in this current report as such information would not provide meaningful disclosure of our company as a result of the accounting effect of the acquisition of Société d'Energie Solaire. The share exchange is deemed to be a reverse acquisition for accounting purposes. Société d'Energie Solaire, the acquired entity, is regarded as the predecessor entity as of September 26, 2006. Starting with the periodic report for the quarter in which the acquisition was consummated, our company will file annual and quarterly reports based on the December 31 fiscal year end of Société d'Energie Solaire. Such financial statements will depict the operating results of Société d'Energie Solaire, including the acquisition of our company from September 26, 2006. As our company has abandoned our internet based auction website business and had negligible assets and liabilities as at June 30, 2006, pro forma financial information, which would depict our company and Société d'Energie Solaire on a combined basis as at June 30, 2006, would not provide meaningful disclosure of our company.

SES SOCIETE D’ENERGIE SOLAIRE SA

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2005

F-1

BDO Visura Audit and Assurance	CH-8031 Zürich, Fabrikstrasse 50 Phone +41 44 444 37 77, Fax +41 44 444 37 66 www.bdo.ch

Independent Auditors’ Report

To the Board of Directors and Stockholder

SES SOCIETE D'ENERGIE SOLAIRE SA, Plan-les-Ouates

We have audited the accompanying balance sheets of SES SOCIETE D'ENERGIE SOLAIRE SA as of December 31, 2005 and 2004, and the related statements of income, changes in stockholder’s equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SES SOCIETE D'ENERGIE SOLAIRE SA at December 31, 2005 and 2004 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company incurred a net loss of $932,496 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to continue its activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are discussed in Note 2 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Zurich, July 17, 2006

BDO Visura

/s/ Andreas Wyss	/s/ Christian Feller
Andreas Wyss Auditor in Charge Swiss Certified Accountant / CPA	ppa. Christian Feller Swiss Certified Accountant

F-2

SES SOCIETE D’ENERGIE SOLAIRE SA

BALANCE SHEET

	December 31st	December 31st
	2005	2004
ASSETS
Current Assets:
Cash and cash equivalents	$35,017	564,713
Inventory	219,580	228,130
Receivables	187,520	-43,276
Other current assets	11,973	37,175

Total current assets	454,090	786,742
Property and Equipment, at cost,	442,787	442,787
Less accumulated depreciation and amortization	(299,783)	(220,605)

Net property and equipment	143,004	222,182
Other Fixed Assets:
Building development	76,570	32,162
Formation costs	0	1,235

Total other fixed assets	76,570	33,397

Total Assets	$673,664	1,042,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Bank overdraft	$50,482	0
Accounts payable	390,036	218,176

Total current liabilities	$440,518	218,176
Long-Term Liabilities:
Loan payable	735,539	852,552

Total long-term liabilities	735,539	852,552

Stockholders’ Equity:
Common stock, CHF 10 ($ 8) par value; 39,500 shares issued and outstanding	347,363	347,363
Translation adjustment	82,740	51,316
Accumulated deficit	(932,496)	(427,085)

Total stockholders’ equity	$(502,393)	(28,406)

Total Liabilities and Stockholders’ Equity	$673,664	1,042,321

See accompanying notes to these financial statements.

F-3

SES SOCIETE D’ENERGIE SOLAIRE SA

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2005	2004
Revenue:
Turnover	$1,100,474	469,118
Cost of goods sold	$1,018,490	$261,274
Gross margin	81,984	207’844
Costs and Expenses:
Personnel	121,867	266,567
Rent	113,590	114,124
Other G+A	232,937	144,610
Depreciation and amortization	52,614	53,013
Total costs and expenses	521,008	578,314
Other Income (Expense):
Interest expense	(42,302)	(38,137)
Other income	0	107,388
Other expenses	(24,085)	(4,135)

Total other income (expense)	(66,387)	65,116

Net Loss	$(505,411)	(305,354)

Weighted Average Common Shares Outstanding (Basic and Diluted)	39,500	39,500

Net Loss Per Share (Basic and Diluted)	$(12.79)	$(7.73)

See accompanying notes to these financial statements.

F-4

SES SOCIETE D’ENERGIE SOLAIRE SA

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Common Stock		Additional Paid-in	Translation	Retained	Accumulated Other Comprehensive	Total Shareholders’
	Shares	Amount	Capital	Adjustment	Earnings	Income	Equity
Balance at December 31, 2003	39,500	$347,363	$0	$(35,306)	$(121,731)	$—	$190,326
Net income	—	—	—	86,622	(305,354)	—	(218,733)
Balance at December 31, 2004	39,500	347,363	0	51,316	(427,085)	—	(28,406)
Net income	—	—	—	31,424	(505,411)	—	(473,987)
Balance at December 31, 2005	39,500	347,363	0	82,740	(932,496)	—	(502,393)

See accompanying notes to these financial statements.

F-5

SES SOCIETE D’ENERGIE SOLAIRE SA

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2005	2004
Cash Flows from Operating Activities:
Net loss	$(505,411)	$(305,354)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	52,614	53,013
Changes in operating assets and liabilities:
(Increase) decrease in:
Receivables	(224,856)	1,137,495
Other current assets	(2,661)	41,071
Increase (decrease) in:
Accounts payable and accrued exp.	201,806	(231,895)

Net cash used in operating activities	(478,508)	694,330
Cash Flows from Investing Activities:
Purchase of building	(48,822)	(24,807)
Purchase of investments	0	(4,634)

Net cash used in investing activities	(48,822)	(29,441)
Cash Flows from Financing Activities:
Reimbursement of loans	0	(98,015)
Reimbursement of shareholders’ loans	0	(74,311)

Net cash provided by financing activities	0	(172,326)

Increase (decrease) in cash and cash equivalents	(527,330)	492,563
Currency adjustment on Equity	(72,400)	(14,538)
Cash and cash equivalents, beginning of year	564,713	86,688

Cash and cash equivalents, end of year	$35,017	$564,713

Supplemental Cash Flow Information:
Cash paid for interest	$42,302	$38,137

See accompanying notes to these financial statements.

F-6

SES SOCIETE D’ENERGIE SOLAIRE SA

NOTES TO THE FINANCIAL STATEMENTS

1.	Organization and Nature of Operations:

SES SOCIETE D’ENERGIE SOLAIRE SA, (the “Company” or “SES”) was formed in 2001 for the purpose of researching, developing, manufacturing and selling innovative products to the renewable energy / photovoltaic industry. From its inception, the Company has focused primarily on manufacturing and installing photovoltaic and thin-film solar cells panels. The principal source of revenue for the Company has been the sale of photovoltaic panels, manufactured in house or purchased from subcontractors, to electrical companies, local governmental agencies and private house owners.

2.	Future Operations:

The Company has experienced losses from operations and anticipates incurring again losses in the near future. The Company has however developed and patented a new assembly technology which will allow higher quality of the electrical contacts, better performance and highly reduced costs thanks to increased automation processes.

The Company’s current business plans include the development of a new assembly line based on the patented methodology, the building of a manufacturing facility in the suburbs of Geneva, Switzerland to prove to client’s the Company’s technical edge and cost reduction achievements. These activities require the Company to design and manufacture prototype panels, promote them through marketing activities and prove their superiority against existing competitors’ panels. The Company does not believe that it can achieve profitability until development, implementation and commercialization of the new assembling process are achieved.

Without additional financing, the Company would need to delay certain of these activities and defer certain capital expenditures. The Company’s financing plan includes (1) obtaining private equity funding, (2) completing a secondary public offering and (3) obtaining debt financing.

3.	Going concern

The Company presently has limited operations, no substantial continuing source of revenues, only nominal assets, and working capital and stockholders’ deficits. Present operations require substantial capital and until revenues are sufficient to fund ongoing operations, if will be highly dependent on external sources of financing to allow the opportunity to have profitable operations. The company has no internal sources of liquidity and does not expect to generate any positive cash flows in the immediate future. These conditions raise substantial doubt about the ability to continue as a going concern.

These financial statements have been prepared assuming the Company will continue as an going concern. The Company has accumulated a deficit of $932,496 since inception, has yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company's ability to continue as going concern. At December 31, 2005, the Company had a working capital of $13,572. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not include any adjustments to the amounts and classification of assets an liabilities that may be necessary should the Company be unable to continue as a going concern. The Company anticipates that additional funding will be in the form of equity financing from the sale of common stock and/or commercial borrowing. There can be no assurance that capital will be available, it will be on terms acceptable to the Company. The issuances of additional equity securities by the Company would result in a dilution in the equity interests of its current stockholders. The Company may also seek to obtain short-term loans from the directors of the Company. There are no current arrangements in place for equity funding or short-term loans.

F-7

SES SOCIETE D’ENERGIE SOLAIRE SA

NOTES TO THE FINANCIAL STATEMENTS

4.	Summary of Significant Accounting Policies:

Cash Equivalents—The Company considers all highly liquid debt securities purchased with an original maturity of three months or less to be cash equivalents.

Receivables and Credit Policies— The Company uses estimates to determine the amount of the allowance for doubtful accounts necessary to reduce accounts receivable and unbilled receivables to their expected net realizable value. The Company estimates the amount of the required allowance by reviewing the status of past-due receivables and analyzing historical bad debt trends. Actual collection experience has not varied significantly from estimates, due primarily to credit policies, collection experience and the Company’s stability as it relates to its current customer base. Receivables consist of revenues billed to customers upon achievement of contractual obligations. At December 31, 2005 the Company had outstanding receivables of $187,520 (CHF 247,159). The Company recorded no bad debt expense during the years ended December 31, 2005 and 2004 for trade receivables.

Product Inventory

Product inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method and includes certain charges directly and indirectly incurred in bringing product inventories to the point of sale. Inventory is accounted for at the lower of cost or market, and as a result, write-offs/write-downs occur due to damage, deterioration, obsolescence, changes in prices and other causes.

Property and Equipment—Property and equipment is stated at cost. Depreciation is computed using straight-line method over estimated useful lives of 3 to 10 years. Expenditures for maintenance and repairs, which do not materially extend the useful lives of property and equipment, are charged to operations as incurred. When property or equipment is retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is recognized.

F-8

SES SOCIETE D’ENERGIE SOLAIRE SA

NOTES TO THE FINANCIAL STATEMENTS

Revenue Recognition—The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition” (SAB 104). SAB 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the seller’s price to the buyer is fixed and determinable; and (4) collection is reasonably assured.

The Company recognizes revenue on product sales as product is sold, collection is reasonably assured, and delivery has occurred.

Income Taxes—The Company follows Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes”, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the period in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense (benefit) is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Use of Estimates—The preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Significant estimates include the life and realization of the Company’s capitalized costs associated with its patents and the Company’s valuation allowance associated with its deferred tax asset. Actual results could differ from those estimates.

Loss Per Share—Loss per share is presented in accordance with the provisions of SFAS No. 128, “Earnings Per Share”. Basic Earnings Per Share (EPS) is calculated by dividing the income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Basic and diluted EPS were the same for the years ended December 31, 2005 and 2004.

Impairment of Long-Lived Assets—In the event that facts and circumstances indicate that the cost of assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to market value or discounted cash flow value is required.

Research and Development Costs—Research and development costs are expensed as incurred.

F-9

SES SOCIETE D’ENERGIE SOLAIRE SA

NOTES TO THE FINANCIAL STATEMENTS

Fair Value of Financial Instruments—The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The carrying amounts of receivables, inventory, accounts payable and accrued liabilities approximate fair value because of the short-term maturities of these instruments.

Reclassifications—Certain reclassifications have been made to the 2004 financial statements to conform to the 2005 presentation.

Impact of Recently Issued Accounting Pronouncements –

SFAS No. 123(R), “Share-Based Payment.” In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-Based Payment”, which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS 123(R) is effective for public companies that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. SFAS 123(R) supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and amends SFAS 95, “Statement of Cash Flows”. SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. The new standard will be effective for the Company beginning January 1, 2006.

SFAS 123(R) permits public companies to adopt its requirements using one of two methods:

1. A “modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date and (b) based on SFAS 123 for all awards granted to employees prior to the effective date of SFAS 123(R) that remain unvested on the effective date.

2. A “modified retrospective” method which includes the requirements of the modified prospective method described above, but also permits entities to restate the amounts previously recognized under SFAS 123 for purposes of pro forma disclosures either for (a) all prior periods presented or (b) prior interim periods in the year of adoption.

The Company does not provide share based compensation to its employees or executives. There is therefore no impact in the financial statements resulting from the adoption of SFAS 123(R).

F-10

SES SOCIETE D’ENERGIE SOLAIRE SA

NOTES TO THE FINANCIAL STATEMENTS

SFAS No. 151, “Inventory Costs.” In November 2004, the FASB issued SFAS No. 151, “Inventory Costs”, which revised ARB 43, relating to inventory costs. This revision is to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). This Statement requires that these items be recognized as a current period charge regardless of whether they meet the criterion specified in ARB 43. In addition, this Statement requires the allocation of fixed production overhead to the costs of conversion be based on normal capacity of the production facilities. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not believe the adoption of SFAS 151 will have a material impact on the Company’s financial statements.

SFAS No. 153, “Exchanges of Nonmonetary Assets.” In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets”, which changes the guidance in APB Opinion 29, “Accounting for Nonmonetary Transactions”. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective during fiscal years beginning after June 15, 2005. The Company does not believe the adoption of SFAS 153 will have a material impact on the Company’s financial statements.

SFAS No. 154, “Accounting Changes and Error Corrections.” In May 2005, the FASB, issued SFAS No. 154, “Accounting Changes and Error Corrections—a replacement of APB No. 20 and FASB Statement No. 3”. SFAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the basis of the new accounting principle. SFAS 154 also requires that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for prospectively as a change in estimate, and corrections of errors in previously issued financial statements should be termed a restatement. SFAS 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The Company does not believe the adoption of SFAS 154 will have a material impact on the Company’s financial statements.

5.	Sales Contracts

SES enters into contracts for installation of solar cells panels with public or private building owners. The time frame between the contract’s signature and the connection to the electrical network, being the due date for the contract’s completion, can vary between 6 months and 2 years. The Company recognizes revenues on the percentage of completion method, based on contractual obligations and deliveries.

The Company believes that thanks to a new technological improvement SES has developed in assembling panels, production costs will be significantly reduced once the new assembly line has been installed, thus giving the Company a technological hedge over competitors.

F-11

 SES SOCIETE D’ENERGIE SOLAIRE SA

NOTES TO THE FINANCIAL STATEMENTS

6.	Property and Equipment:

Property and equipment is summarized as follows:

	2005	2004

Machinery and equipment	357,243	357,243
Office furniture and equipment	32,143	32,143
Building development	76,570	32,162

	465,956	421,548
Less accumulated depreciation and amortization	(192,939)	(167,204)
Translation adjustment	(53,443)	0

Property and equipment, net	$219,574	$254,344

Depreciation and amortization expense of property and equipment for the years ended December 31, 2005 and 2004 was $52,614 and $53,013, respectively.

7.	Borrowings Under Revolving Credit Facility

The Company has a revolving credit line of CHF 100’000 ($76,000) with Union Bank of Switzerland used mainly to cover short term cash needs. The credit line can be cancelled within 6 months.

8.	Long-Term Debt Service Cantonal de l’énergie

The Company has received a loan from the State department of energy of CHF 1,000,000 ($760,000) as at November 3, 2003. The loan is to be reimbursed as at March 31, 2008. The loan carries an interest of 4% per year. The shareholders have pledged all issued shares of the Company as a guarantee for the loan. At the moment, the Company does not have any plans to reimburse the loan before its due date.

9.	Commitments and Contingencies:

Operating Leases

Rent expense for all operating leases for the years ending December 31, 2005 and 2004 was $113,590 and $114,124, respectively.

The Company has no non cancellable operating leases.

F-12

SES SOCIETE D’ENERGIE SOLAIRE SA

NOTES TO THE FINANCIAL STATEMENTS

Employment Agreements—The Company has entered into employment agreements with one executive officer of the Company. The terms of the agreement are in line with Swiss Commercial Law. The contract can be cancelled within 6 months with no penalty or compensation to be paid by the Company.

Litigation—The Company is from time to time subject to routine litigation incidental to its business. As of the date of the financial statements, no such litigation is pending.

Capital Commitments—At December 31, 2005, the Company had no outstanding purchase orders for equipment.

10.	Business Segments

The Company evaluates revenue, gross profit and inventory as one business segments since operations are limited to the installation of photovoltaic panels in Switzerland, which can be considered as its only business segment.

11.	Stockholders’ Equity:

Common Stock—The Company has authorised and issued 39’500 bearer shares of common stock at CHF 10 ($7.5) of par value. There are no changes from the preceding year.

12.	Employee Benefit Plans:

The Company registers its employees under a collective pension plan scheme within an Insurance company. The plan is defined contributions. Payments to the plan are done in equal parts by the employee and the employer. Contributions are based on the age of the employee and vary between 8% and 16%.

13.	Income Taxes:

At December 31, 2005 and 2004, the Company has net operating loss and federal and state tax credit carryforwards of approximately $932,496 and $427,085, respectively. The net operating loss carryforward, if not utilized to reduce taxable income in future periods, will expire in the years 2010 through 2012. Under the Swiss tax code, accumulated deficits can be offset against future profits only if the Company does not change majority ownership.

Due to the present uncertainties concerning the Company’s future profitability, no tax asset has been recognised in the accounts.

F-13

SES SOCIETE D’ENERGIE SOLAIRE SA

NOTES TO THE FINANCIAL STATEMENTS

14.	Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, trade accounts receivable, product inventory, trade accounts payable, accrued expenses and other current liabilities and the note payable to a bank, which bears interest at variable rates, approximate their fair value as of March 26, 2006 and March 27, 2005.

15.	Supplemental Cash Flow Information

Cash paid for interest during fiscal years 2005, and 2004 totaled $42,302, and $38,137, respectively. Cash paid for taxes during fiscal years 2005, and 2004 totaled $4,025, and $4,135, respectively.

16.	Concentration of Risk

The Company is dependent on third-party equipment manufacturers, distributors and dealers for all of its supply of photovoltaic cells and panel components. For fiscal years 2005 and 2004, sales of products purchased from the Company’s top three vendors accounted for 80 % of total revenues.. The Company is dependent on the ability of its vendors to provide products on a timely basis and on favorable pricing terms. Although the Company believes that alternative sources of supply are available for many of the product types it carries, the loss of certain principal suppliers, or the loss of one or more of certain ongoing affinity relationships, could have a material adverse effect on the Company.

The Company’s future results could also be negatively impacted by the loss of certain customers, and/or the loss of one or more of certain ongoing affinity relationships. For fiscal years 2005, and 2004, sales of products to the Company’s top 3 customer relationships accounted for 60%.

17.	Subsequent Events

There are no particular events that have taken place in 2006. At the moment the Company has no material contracts signed and is seeking financing to build its new plant in Geneva.

SES SOCIETE D’ENERGIE SOLAIRE SA

INTERIM FINANCIAL STATEMENTS

SES SOCIETE D’ENERGIE SOLAIRE SA

BALANCE SHEET

	June 30	Dec. 31st
	2006	2005
ASSETS
Current Assets:
Cash and cash equivalents	$45,544	$35,017
Inventory	233,414	219,580
Receivables	129,018	187,520
Other current assets	126,188	11,973
	________
Total current assets	534,164	454,090

Property and Equipment, at cost,	442,787	442,787
Less accumulated depreciation and amortization	(316,076)	(299,783)
	________
Net property and equipment	126,711	143,004
Other Fixed Assets:
Building development	98,270	76,570
	________
Total other fixed assets	98,270	76,570
	________
Total Assets	$759,145	$673,664
	________
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Bank overdraft	$0	$50,482
Accounts payable	430,423	390,036
	________
Total current liabilities	$430,423	$440,518
Long-Term Liabilities:
Loan payable	1,185,128	735,539
	________
Total long-term liabilities	1,185,128	735,539

Stockholders’ Equity:
Common stock, CHF 10 ($ 8) par value; 39,500 shares issued and outstanding	347,363	347,363
Translation adjustment	151,752	82,740
Accumulated deficit	(1,355,521)	(932,496)
	__________
Total stockholders’ equity	$(856,406)	$(502,393)
	__________
Total Liabilities and Stockholders’ Equity	$759,145	$673,664
	________

See accompanying notes to these financial statements.

SES SOCIETE D’ENERGIE SOLAIRE SA

STATEMENTS OF OPERATIONS

	June 2006	June 2005
	$	$
Revenue:
Turnover	10,055	789,949
Cost of goods sold	6,925	726,302
Gross margin	3,131	63,647
Costs and Expenses:
Personnel	61,379	68,870
Rent	56,080	52,338
Other G+A	107,250	154,271
Depreciation and amortization	24,553	27,275
Total costs and expenses	249,262	302,754
Other Income (Expense):
Interest expense	(25,832)	(9,102)
Other income
Other expenses	(40,845)	(2,363)
	_____________
Total other income (expense)	(66,677)	(11,465)
	_____________
Net Loss	(312,808)	(250,572)

Weighted Average Common Shares Outstanding (Basic and Diluted)	39,500	39,500

Net Loss Per Share (Basic and Diluted)	(7,92)	(6,34)

See accompanying notes to these financial statements.

SES SOCIETE D’ENERGIE SOLAIRE SA

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIODS ENDED June 30, 2005; December 31, 2005 and June 30, 2006

	Common Stock		Additional Paid-in	Translation	Retained	Accumulated Other Comprehensive	Total Shareholders’
	Shares	Amount	Capital	Adjustment	Earnings	Income	Equity
Balance at June 30, 2005	39,500	347,363	0	(19,151)	(588,246)	—	(260,034)
Net income	—	—	—	101,891	(344,250)	—	(473,987)
Balance at December 31, 2005	39,500	347,363	0	82,740	(932,496)	—	(502,393)
Net income	—	—	—	69,012	(423,025)	—	(354,013)
Balance at June 30, 2006	39,500	347,363	0	151,752	(1,355,521)	—	(856,406)

SES SOCIETE D’ENERGIE SOLAIRE SA

STATEMENTS OF CASH FLOWS

	June 30, 2006	June 30, 2005
	$	$
Cash Flows from Operating Activities:
Net loss	(312,808)	(250,572)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	24,553	27,275
Changes in operating assets and liabilities:
(Increase) decrease in:
Receivables	58,501	(263,229)
Other current assets	(128,050)	(28,340)
Increase (decrease) in:
Accounts payable and accrued exp.	40,387	141,682
	_____________
Net cash used in operating activities	(317,417)	(316,504)
Cash Flows from Investing Activities:
Purchase of building	(21,700)	(10,938)
Purchase of investments		0
	______________
Net cash used in investing activities	(21,700)	(10,938)
Cash Flows from Financing Activities:
Reimbursement of loans	449,591
Reimbursement of shareholders’ loans
Proceeds from sale of stock		0
	____________
Net cash provided by financing activities	449,591	0
	______________
Currency adjustment on Equity	(99,947)	(54,094)
Increase (decrease) in cash and cash equivalents	10,527	(381,537)
Cash and cash equivalents, beginning of year	35,017	564,713
	______________
Cash and cash equivalents, end of year	45,544	183,176

Supplemental Cash Flow Information:
Cash paid for interest	25,832	9,102

See accompanying notes to these financial statements.

SES SOCIETE D’ENERGIE SOLAIRE SA

NOTES TO THE FINANCIAL STATEMENTS

1.	Organization and Nature of Operations:

SES SOCIETE D’ENERGIE SOLAIRE SA, (the “Company” or SES) was formed in 2001 for the purpose of researching, developing, manufacturing and selling innovative products to the renewable energy / photovoltaic industry. From its inception, the Company has focused primarily on manufacturing and installing photovoltaic and thin-film solar cells panels. The principal source of revenue for the Company has been the sale of photovoltaic panels, manufactured in house or purchased from subcontractors, to electrical companies, local governmental agencies and private house owners.

2.	Future Operations:

The Company has experienced losses from operations and anticipates incurring again losses in the near future. The Company has however developed and patented a new assembly technology which will allow higher quality of the electrical contacts, better performance and highly reduced costs thanks to increased automation processes.

The Company’s current business plan includes the development of a new assembly line based on the patented methodology, the building of a manufacturing facility in the suburbs of Geneva, Switzerland to prove to client’s the Company’s technical edge and cost reduction achievements. These activities require the Company to design and manufacture prototype panels, promote them through marketing activities and prove their superiority against existing competitors’ panels. The Company does not believe that it can achieve profitability until development, implementation and commercialization of the new assembling process are achieved.

Without additional financing, the Company would need to delay certain of these activities and defer certain capital expenditures. The Company’s financing plan includes (1) obtaining private equity funding, (2) completing a secondary public offering and (3) obtaining debt financing.

3. Going concern

The Company presently has limited operations, no substantial continuing source of revenues, only nominal assets, and working capital and stockholders’ deficits. Present operations require substantial capital and until revenues are sufficient to fund ongoing operations, if will be highly dependent on external sources of financing to allow the opportunity to have profitable operations. The company has no internal sources of liquidity and does not expect to generate any positive cash flows in the immediate future. These conditions raise substantial doubt about the ability to continue as a going concern.

These financial statements have been prepared assuming the Company will continue as an going concern. The Company has accumulated a deficit of USD 1,355,521 since inception, has yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company's ability to continue as going concern. At June 30, 2006 the Company had a working capital of USD 103,741. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. The Company anticipates that additional funding will be in the form of equity financing from increase or issuance of common stock and/or commercial borrowing. There can be no assurance that capital will be available or it will be on terms acceptable to the Company. The issuances of additional equity securities by the Company would result in a dilution in the equity interests of its current stockholders. The Company may also seek to obtain short-term loans from the directors of the Company. There are no current arrangements in place for equity funding or short-term loans.

SES SOCIETE D’ENERGIE SOLAIRE SA

4.	Summary of Significant Accounting Policies:

Cash Equivalents—The Company considers all highly liquid debt securities purchased with an original maturity of three months or less to be cash equivalents.

Receivables and Credit Policies— The Company uses estimates to determine the amount of the allowance for doubtful accounts necessary to reduce accounts receivable and unbilled receivables to their expected net realizable value. The Company estimates the amount of the required allowance by reviewing the status of past-due receivables and analyzing historical bad debt trends. Actual collection experience has not varied significantly from estimates, due primarily to credit policies, collection experience and the Company’s stability as it relates to its current customer base. Receivables consist of revenues billed to customers upon achievement of contractual obligations. At June 30, 2006 the Company had outstanding receivables of $129,018 (CHF 159,973). The Company recorded no bad debt expense during the period ended June 30, 2006, the year ended December 31, 2005 and the period ended June 30, 2005 for trade receivables.

Product Inventory

Product inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method and includes certain charges directly and indirectly incurred in bringing product inventories to the point of sale. Inventory is accounted for at the lower of cost or market, and as a result, write-offs/write-downs occur due to damage, deterioration, obsolescence, changes in prices and other causes.

Property and Equipment—Property and equipment is stated at cost. Depreciation is computed using straight-line method over estimated useful lives of 3 to 10 years. Expenditures for maintenance and repairs, which do not materially extend the useful lives of property and equipment, are charged to operations as incurred. When property or equipment is retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is recognized.

SES SOCIETE D’ENERGIE SOLAIRE SA

Revenue Recognition—The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition” (SAB 104). SAB 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the seller’s price to the buyer is fixed and determinable; and (4) collection is reasonably assured.

The Company recognizes revenue on product sales as product is sold, collection is reasonably assured, and delivery has occurred.

Income Taxes—The Company follows Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes”, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the period in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense (benefit) is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Use of Estimates—The preparation of the Company’s financial statements in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Significant estimates include the life and realization of the Company’s capitalized costs associated with its patents and the Company’s valuation allowance associated with its deferred tax asset. Actual results could differ from those estimates.

SES SOCIETE D’ENERGIE SOLAIRE SA

Loss Per Share—Loss per share is presented in accordance with the provisions of SFAS No. 128, “Earnings Per Share”. Basic Earnings Per Share (EPS) is calculated by dividing the income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Basic and diluted EPS were the same for the period ended June 30, 2006 and June 30, 2005 and the year ended December 31, 2005.

Impairment of Long-Lived Assets—In the event that facts and circumstances indicate that the cost of assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to market value or discounted cash flow value is required.

Research and Development Costs—Research and development costs are expensed as incurred.

Fair Value of Financial Instruments—The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The carrying amounts of receivables, inventory, accounts payable and accrued liabilities approximate fair value because of the short-term maturities of these instruments.

Reclassifications—Certain reclassifications have been made to the 2004 financial statements to conform to the 2005 presentation.

Impact of Recently Issued Accounting Pronouncements –

SFAS No. 123(R), “Share-Based Payment.” In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-Based Payment”, which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS 123(R) is effective for public companies that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. SFAS 123(R) supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and amends SFAS 95, “Statement of Cash Flows”. SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. The new standard will be effective for the Company beginning January 1, 2006.

SFAS 123(R) permits public companies to adopt its requirements using one of two methods:

1. A “modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date and (b) based on SFAS 123 for all awards granted to employees prior to the effective date of SFAS 123(R) that remain unvested on the effective date.

2. A “modified retrospective” method which includes the requirements of the modified prospective method described above, but also permits entities to restate the amounts previously recognized under SFAS 123 for purposes of pro forma disclosures either for (a) all prior periods presented or (b) prior interim periods in the year of adoption.

The Company does not provide share based compensation to its employees or executives. There is therefore no impact in the financial statements resulting from the adoption of SFAS 123(R).

SES SOCIETE D’ENERGIE SOLAIRE SA

SFAS No. 151, “Inventory Costs.” In November 2004, the FASB issued SFAS No. 151, “Inventory Costs”, which revised ARB 43, relating to inventory costs. This revision is to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). This Statement requires that these items be recognized as a current period charge regardless of whether they meet the criterion specified in ARB 43. In addition, this Statement requires the allocation of fixed production overhead to the costs of conversion be based on normal capacity of the production facilities. SFAS 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not believe the adoption of SFAS 151 will have a material impact on the Company’s financial statements.

SFAS No. 153, “Exchanges of Nonmonetary Assets.” In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets”, which changes the guidance in APB Opinion 29, “Accounting for Nonmonetary Transactions”. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective during fiscal years beginning after June 15, 2005. The Company does not believe the adoption of SFAS 153 will have a material impact on the Company’s financial statements.

SFAS No. 154, “Accounting Changes and Error Corrections.” In May 2005, the FASB, issued SFAS No. 154, “Accounting Changes and Error Corrections—a replacement of APB No. 20 and FASB Statement No. 3”. SFAS 154 requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the basis of the new accounting principle. SFAS 154 also requires that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for prospectively as a change in estimate, and corrections of errors in previously issued financial statements should be termed a restatement. SFAS 154 is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The Company does not believe the adoption of SFAS 154 will have a material impact on the Company’s financial statements.

5.	Sales Contracts

SES enters into contracts for installation of solar cells panels with public or private building owners. The time frame between the contract’s signature and the connection to the electrical network, being the due date for the contract’s completion, can vary between 6 months and 2 years. The Company recognizes revenues on the percentage of completion method, based on contractual obligations and deliveries.

The Company believes that thanks to a new technological improvement SES has developed in assembling panels, production costs will be significantly reduced once the new assembly line has been installed, thus giving the Company a technological hedge over competitors.

SES SOCIETE D’ENERGIE SOLAIRE SA

6.	Property and Equipment:

Property and equipment is summarized as follows:

	June 2006	Dec. 2005
Machinery and equipment	357,243	357,243
Office furniture and equipment	32,143	32,143
Building development	98,270	76,570
	____________
	487,656	465,956
Less accumulated depreciation and amortization	(217,492)	(192,939)
Translation adjustment	(45,183)	(53,443)
	___________
Property and equipment, net	$224,981	$219,574

Depreciation and amortization expense of property and equipment for period ended June 30, 2006 was $24,553, for the year ended December 31, 2005 $52,614 and for the period ended June 30, 2005, $27,275, respectively.

Note 7. Borrowings Under Revolving Credit Facility

The Company has a revolving credit line of CHF 100’000 (US$ 81,000) with Union Bank of Switzerland used mainly to cover short term cash needs. The credit line can be cancelled within 6 months.

Note 8. Long-Term Debt Service Cantonal de l’énergie

The Company has received a loan from the State department of energy of CHF 1,000,000 (US$ 760,000) as at November 3, 2003. The loan is to be reimbursed as at March 31, 2008. The loan carries an interest of 4% per year. The Company has received an extension of the loan of CHF 500’000 in the second quarter of 2006 under the same conditions as the original loan. The shareholders have pledged all issued shares of the Company as a guarantee for the loan. At the moment, the Company does not have any plans to reimburse the loan before its due date.

SES SOCIETE D’ENERGIE SOLAIRE SA

Note 9.	Commitments and Contingencies:

Operating Leases

Rent expense for all operating leases for periods ending June 30, 2006 and 2005 was $52,338 and $56,080, respectively.

The Company has no non cancellable operating leases.

Employment Agreements—The Company has entered into employment agreements with one executive officer of the Company. The terms of the agreement are in line with Swiss Commercial Law. The contract can be cancelled within 6 months with no penalty or compensation to be paid by the Company.

Litigation—The Company is from time to time subject to routine litigation incidental to its business. As of the date of the financial statements, no such litigation is pending.

Capital Commitments—At June 30, 2006, the Company had no outstanding purchase orders for equipment.

Note 10. Business Segments

The Company evaluates revenue, gross profit and inventory as one business segments since operations are limited to the installation of photovoltaic panels in Switzerland, which can be considered as its only business segment.

11.	Stockholders’ Equity:

Common Stock—The Company has authorised and issued 39’500 bearer shares of common stock at CHF 10 ($7.5) of par value. There are no changes from the preceding year.

12.	Employee Benefit Plans:

The Company registers its employees under a collective pension plan scheme within an Insurance company. The plan is defined contributions. Payments to the plan are done in equal parts by the employee and the employer. Contributions are based on the age of the employee and vary between 8% and 16%.

SES SOCIETE D’ENERGIE SOLAIRE SA

13.	Income Taxes:

At December 31, 2005 and 2004, the Company has net operating loss and federal and state tax credit carried forwards of approximately $945,979 and $337,675, respectively. As at June 30, 2006, the loss carried forwards has increased to $ 1,355,521. The net operating loss carried forwards, if not utilized to reduce taxable income in future periods, will expire in the years 2010 through 2013.. Under the Swiss tax code, accumulated deficits can be offset against future profits only if the Company does not change majority ownership .

Due to the present uncertainties concerning the Company’s future profitability, no tax asset has been recognised in the accounts

Note 14. Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, trade accounts receivable, product inventory, trade accounts payable, accrued expenses and other current liabilities and the note payable to a bank, which bears interest at variable rates, approximate their fair value as of March 26, 2006 and March 27, 2005.

Note 15. Supplemental Cash Flow Information

Cash paid for interest during fiscal years 2005, and 2004 totaled $42,302, $38,137, respectively, for the period ended June 30, 2006 and June 30, 2005, the amount paid for interest was $ 25,832 and $ 9,102 respectively. Cash paid for taxes during fiscal years 2005, and 2004 totaled $4,025, $4,135, respectively. For the period ended June 30, 2006 and June 30, 2005 the amount of taxes paid was $ 687 and 2,363.

Note 16. Concentration of Risk

The Company is dependent on third-party equipment manufacturers, distributors and dealers for all of its supply of photovoltaic cells and panel components. For fiscal years 2005 and 2004, sales of products purchased from the Company’s top three vendors accounted for 80 % of total revenues.. The Company is dependent on the ability of its vendors to provide products on a timely basis and on favorable pricing terms. Although the Company believes that alternative sources of supply are available for many of the product types it carries, the loss of certain principal suppliers, or the loss of one or more of certain ongoing affinity relationships, could have a material adverse effect on the Company.

The Company’s future results could also be negatively impacted by the loss of certain customers, and/or the loss of one or more of certain ongoing affinity relationships. For fiscal years 2005, and 2004, sales of products to the Company’s top 3 customer relationships accounted for 60%.

For the period ended June 30, 2006 there were no material sales or purchases performed.

Note 17. Subsequent Events

There are no particular events that have taken place in 2006. At the moment the Company has no material contracts signed and is seeking financing to build its new plant in Geneva.

Exhibits

Copies of the following documents are included as exhibits to this current report pursuant to Item 601 of Regulation S-B:

Exhibit Number	Description
(2)	Plan of Purchase, Sale, Reorganization, Arrangement, Liquidation or Succession
2.1

Share Exchange Agreement dated August 31, 2006, among our company, Société d'Energie Solaire and the shareholders of Société d'Energie Solaire (incorporated by reference from our Current Report on Form 8-K filed on September 1, 2006)

(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form 10-SB filed on June 27, 2002).
3.2	Bylaws (incorporated by reference from our Registration Statement on Form 10-SB filed on June 27, 2002).
3.3	Certificate of Ownership (incorporated by reference from our Current Report on Form 8-K filed on June 21, 2006).
3.4	Certificate of Ownership (incorporated by reference from our Current Report on Form 8-K filed on August 25, 2006).
(10)	Material Contracts
10.1	Management Services Agreement between The Electric Network.com, Inc. and J. David Brow dated February 1, 2003 (incorporated by reference from our Annual Report on Form 10-KSB filed on April 9, 2004).
10.2

Management Services Agreement dated January 27, 2004 between The Electric Network.com, Inc. and Brad W. Rudover (incorporated by reference from our Annual Report on Form 10-KSB filed on April 9, 2004).

10.3

Shareholder Rights Agreement between The Electric Network.com, Inc. and Muir Woods Investment Group IBC dated December 2, 2003 (incorporated by reference from our Annual Report on Form 10-KSB filed on April 9, 2004).

10.4	Management Services Agreement dated February 1, 2003 between The Electric Network.com Inc. and J. David Brow (incorporated by reference from our Annual Report on Form 10-KSB filed on April 9, 2004).
10.5	Services Agreement dated May 1, 2004 between The Electric Network.com, Inc. and Binary Environments Ltd. (incorporated by reference from our Quarterly Report on Form 10-QSB filed on May 17, 2004).
10.6	Promissory Note dated November 2, 2005 between The Electric Network.com Inc. and Dr. John Veltheer (incorporated by reference from our Current Report on Form 8-K filed on November 28, 2005).
10.7	Promissory Note dated January 19, 2006 between The Electric Network.com Inc. and IFG Trust Services Inc. (incorporated by reference from our Annual Report on Form 10-KSB filed on February 21, 2006).
10.8	Term Sheet with SES Société d'Energie Solaire S.A., dated May 15, 2006 (incorporated by reference from our Current Report on Form 8-K filed on May 16, 2006)
10.9	Letter Agreement dated June 15, 2006, among our company, SES Société d'Energie Solaire S.A. and Daniel Erné (incorporated by reference from our Current Report on Form 8-K filed on June 19, 2006).
10.10	Letter Agreement dated August 15, 2006, among our company, SES Société d'Energie Solaire S.A. and Daniel Erné (incorporated by reference from our Current Report on Form 8-K filed on August 18, 2006)
10.11*	Finder’s Fee Agreement dated August 31, 2006, between our company and Standard Atlantic (Suisse) S.A.
10.12*	Canton Geneva Escrow Agreement dated September 15, 2006, among our company, Christiane Erné, Jean-Christophe Hadorn, Claudia Rey, Service Cantonal De L’Energie and Clark Wilson LLP
10.13*	Credit Line Escrow Agreement dated September 1, 2006, among our company, Christiane Erné, Jean-Christophe Hadorn, Claudia Rey and Clark Wilson LLP
10.14*	Long-Term Escrow Agreement dated September 1, 2006, among our company, Christiane Erné, Jean-Christophe Hadorn, Claudia Rey and Clark Wilson LLP
10.15*	Employment Agreement dated September 14, 2006 between SES Société d'Energie Solaire S.A. and Sandrine Crisafulli
(14)	Code of Ethics
14.1	Code of Ethics (incorporated by reference from our Annual Report on Form 10-KSB filed on March 31, 2005).
(21)*	Subsidiaries of the Small Business Issuer
Société d'Energie Solaire S.A., a private Swiss corporation.
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SES SOLAR INC.

/s/ John Veltheer
John Veltheer
Director

Date: October 3, 2006